                                        Filed Pursuant to Rule 424(b)(3)
                                        Registration No. 33-99536


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 17, 1995

                         AFG Receivables Trust, 1996-C

            $53,407,961.49 6.45% Asset Backed Certificates, Class A

             $3,000,447.27 6.95% Asset Backed Certificates, Class B
                               ------------------

                          AFG Receivables Corporation
                                     Seller

                            AutoFinance Group, Inc.
                                    Servicer
                               ------------------

    The Asset Backed Certificates (the "Certificates") represent fractional undivided interests in the AFG Receivables Trust, 1996-C (the "Trust") formed pursuant to a Pooling and Servicing Agreement entered into among AFG Receivables Corporation, as Seller (the "Seller"), AutoFinance Group, Inc., as Servicer (the "Servicer"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as
  Trustee. The Certificates were issued in three classes: Class A Certificates (the "Class A Certificates") with a pass-through rate of 6.45% per annum (the
  "Class A Pass-Through Rate") and an original aggregate principal balance of
    $53,407,961.49; Class B Certificates (the "Class B Certificates") with a pass-through rate of 6.95% per annum (the "Class B Pass-Through Rate") and an original aggregate principal balance of $3,000,447.27; and the Class C Certificates (the "Class C Certificates"). Only the Class A and the Class B
      Certificates are hereby being offered (together, the "Securities").

The assets of the Trust include a pool of retail installment sale contracts (the
 "Receivables"), secured by the new and used automobiles and light duty trucks financed thereby (the "Financed Vehicles"), certain monies due under the Receivables on and after August 1, 1996 (the "Cutoff Date"), security interests in the Financed Vehicles and certain other property, as more fully described herein. The aggregate principal balance of the Receivables as of the Cutoff Date was $60,008,945.49. The Class A Certificates and Class B Certificates originally evidenced undivided interests in the Trust of 89% and 5%, respectively.

                                                   (Continued on following page)

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" HEREIN AND IN THE ACCOMPANYING
                                  PROSPECTUS.

THE SECURITIES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS
       IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE OF
                                    EITHER.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                     PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL
                         OFFENSE.
                               ------------------

     After the initial distribution of the Certificates by the Underwriter, the Prospectus and this Prospectus Supplement may be used by Key Capital Markets, Inc., an affiliate of the Seller, in connection with market making transactions in the Certificates. Key Capital Markets, Inc. may act as principal or agent in such transactions, but has no obligation to do so. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

CS First Boston                                        Key Capital Markets, Inc.

          The date of this Prospectus Supplement is November 14, 1997.

(Continued from preceding page)

 Principal and interest at the Class A Pass-Through Rate will be distributed to the Class A Certificateholders, and principal and interest at the Class B Pass-Through Rate will be distributed to the Class B Certificateholders, in each case, on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), beginning September 16, 1996. Distributions of interest and principal on the Class C Certificates will be subordinated in priority of payment to interest and principal due on the
     Securities to the extent described herein in the event of defaults and delinquencies on the Receivables. The final scheduled Distribution Date is July
                                   15, 2001.

 The Securities initially will be represented by Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein and in the accompanying Prospectus.

   There currently is no secondary market for the Securities. CS First Boston Corporation expects, but is not obligated to, and Key Capital Markets, Inc. may, make a market in the Securities. There is no assurance that any such market will develop or continue.
                               ------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         SUPPLEMENTAL PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer.................................AFG Receivables Trust, 1996-C (the "Trust").

Trustee................................The Chase Manhattan Bank (formerly known as Chemical Bank).

The Certificates.......................The Certificates consist of three classes, entitled 6.45% Asset Backed
                                             Certificates, Class A (the "Class A Certificates"), 6.95% Asset
                                             Backed Certificates, Class B (the "Class B Certificates") and
                                             Asset Backed Certificates, Class C (the "Class C Certificates").
                                             Only the Class A Certificates and the Class B Certificates (the
                                             "Securities") are being offered hereby.

                                       The Class A Certificates will evidence in the aggregate an undivided ownership interest of 89% (the "Class A Percentage") of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of 5% (the "Class B Percentage") of the Trust. The Class C Certificates will evidence in the
                                             aggregate an undivided ownership interest of 6% (the "Class C
                                             Percentage") of the Trust. The Class B Certificates are
                                             subordinated to the Class A Certificates, except with respect to certain monies, if any, held in a reserve account, and are senior to the Class C Certificates, to the extent described herein. The
                                             Class C Certificates are not being offered hereby and shall be held initially by the Seller. However, the Seller may sell or transfer the Class C Certificates or interests therein to third parties.

Trust Property.........................The Trust property will include certain retail installment sale contracts (the "Receivables"), originated on or before June 1,
                                             1996, secured by new or used automobiles and light trucks (the
                                             "Financed Vehicles"), certain monies due thereunder on or after
                                             August 1, 1996 (the "Cutoff Date"), security interests in the
                                             Financed Vehicles securing the Receivables, certain bank accounts and the proceeds thereof, all proceeds of the foregoing, any proceeds from claims on certain insurance policies, and certain rights under the Trust Documents.

Receivables............................The Receivables have, as of the Cutoff Date, a weighted average annual percentage rate ("APR") of approximately 19.99%, a weighted average original maturity of 56.39 months and a weighted
                                             average remaining maturity of 53.23 months.   The Receivables
                                             have an aggregate principal balance of $60,008,945.49 as of the
                                             Cutoff Date.  See "Composition of Receivables".  Each of the
                                             Receivables also have a remaining term of not more than 58 months and at least two scheduled payments will have previously been received by the Servicer as of the Cutoff Date.

Terms of the
  Certificates.........................The principal terms of the Certificates are as follows:

A.  Class A
 Pass-Through Rate.....................6.45% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months (the "Class A Pass-Through Rate").

B.  Class B
 Pass-Through Rate.....................6.95% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months (the "Class B Pass-Through Rate").

C.  Class C Pass-Through
 Return................................As of any Distribution Date the total amount of scheduled principal and interest due on the Receivables and actually received by the
                                             Trustee for the related Collection Period minus (i) the Servicing
                                             Fee, (ii) the sum of (x) the Class A Interest Distributable
                                             Amount and (y) the Class A Interest Carryover Shortfall, if any,
                                             (iii) the sum of (x) the Class B Interest Distributable Amount
                                             and (y) the Class B Interest Carryover Shortfall, if any, (iv)
                                             the sum of (x) the Class A Principal Distributable Amount and (y)
                                             the Class A Principal Carryover Shortfall, if any, (v) the sum of
                                             (x) the Class B Principal Distributable Amount and (y) the Class
                                             B Principal Carryover Shortfall, if any, and (vi) the sum of (x)
                                             the Class C Principal Distributable Amount and (y) the Class C
                                             Principal Carryover Shortfall, if any.

D.  Certificate
  Distribution Date....................The 15th day of each month (or if such 15th day is not a business day, the next following business day) commencing September 16,
                                             1996.

E.  Certificate Balance................The "Class A Certificate Balance" shall equal, initially, $53,407,961.49 and thereafter shall equal the initial Class A Certificate Balance reduced by all principal distributions on the Class A Certificates.
                                             The "Class B Certificate Balance" shall equal, initially,
                                             $3,000,447.27 and thereafter shall equal the initial Class B
                                             Certificate Balance reduced by all principal distributions on the
                                             Class B Certificates.  The initial Class A Certificate Balance and the initial Class B Certificate Balance are referred to herein together as the "Offered Certificate Balance."

Credit Enhancement.....................Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates to the extent described herein in the event of defaults and delinquencies on the
                                             Receivables. The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the
                                             Class A Distribution Account, and the Class B Certificateholders
                                             will not receive any distributions of principal with respect to such Collection Period

                                             until the full amount of interest on and principal of the Class A
                                             Certificates relating to such Collection Period has been deposited in the Class A Distribution Account.  So long as AutoFinance
                                             Group, Inc. is the Servicer, on each of the first nine Distribution
                                             Dates following the Closing Date, receipt of the Servicing Fee shall be subordinate in priority of payment to payment of interest and principal on the Securities.  Distributions of interest and principal on the Class C Certificates will be subordinated in priority of payment to interest and principal due on the Securities in the event of defaults and delinquencies on the Receivables.

Spread Account.........................There will be no initial deposit of funds to the Spread Account by the
                                             Seller or Servicer. On the initial Distribution Date and on each
                                             Distribution Date thereafter, if necessary, the Class C
                                             Certificateholders' pro rata portion of interest and principal payments received by the Trust with respect to the Receivables
                                             ("Class C Distributions"), which will include the amount
                                             otherwise allocable to the Servicing Fee, so long as AutoFinance
                                             Group, Inc. is the Servicer, on each of the first nine
                                             Distribution Dates until the amount in the Spread Account reaches an amount equal to the Specified Spread Account Balance, shall be allocated as described below. First, the Class C Distributions shall be deposited into the Spread Account, until the amount in the Spread Account reaches an amount equal to the Specified
                                             Spread Account Balance. Thereafter, Class C Distributions
                                             otherwise distributable to the Class C Certificateholders will be deposited in the Spread Account to the extent necessary to maintain the Spread Account at an amount equal to the Specified
                                             Spread Account Balance. At any time, the Trustee shall permit all or any portion of the Class C Distributions, as requested by the
                                             Seller to be excluded thereafter from the foregoing deposit requirements, PROVIDED that, at the time of such request, the
                                             Seller presents evidence to the Trustee that the ratings of the
                                             Securities shall not be reduced or withdrawn as a result of such requested exclusion. If any such portion of the Class C
                                             Distributions becomes excluded from such deposit requirements it shall remain excluded even if the amounts in the Spread Account thereafter fall below the Specified Spread Account Balance.
                                             Amounts in the Spread Account on any Distribution Date (after giving effect to all Securityholder distributions made on such
                                             Distribution Date) in excess of the Spread Account Balance, for such Distribution Date generally will be payable to the Class C
                                             Certificateholders.

                                       The "Specified  Spread   Account  Balance"  with respect to any
                                             Distribution Date will be equal to (x) 5% of the principal balance of the Receivables on the Cutoff Date (such amount, the "5%
                                             Level"), and (y) after the Spread Account has been initially funded at such 5% Level, an amount equal to the lesser of (i) the
                                             5% Level and (ii) (A) 23% of the Pool Balance as of the last day of the Collection Period preceding such Distribution Date MINUS
                                             (B) the excess of the Pool Balance as of the last day of the
                                             Collection Period preceding such Distribution Date OVER the Class
                                             A Certificate Balance on such Distribution  Date  (after  giving effect to any distributions on such Distribution Date); PROVIDED,
                                             HOWEVER, if, as of any Distribution Date, the three-month average of (A) the sum of (x) the aggregate Principal Balances of
                                             Receivables delinquent over 60 days, (y) the aggregate Principal
                                             Balances of Receivables with respect to which the related
                                             Financed Vehicles have been repossessed, but such Receivables have not been charged off and (z) the aggregate principal balance of any Receivables the term of which has been extended, for the three preceding Collection Periods, equals or exceeds 2% of the
                                             Pool Balance as of the opening of business on the first day of the Collection Period preceding such Distribution Date, or (B)
                                             the annualized net losses for each of the three preceding
                                             Collection Periods as a percentage of the Pool Balance as of the opening of business on the first day of each such Collection
                                             Period preceding such Distribution Date, equals or exceeds 6.5%, then the Specified Spread Account Balance shall equal the greater of (1) the amounts calculated pursuant to the foregoing
                                             provisions of this definition, and (2) 7.5% of the remaining Pool
                                             Balance, until such time as the conditions set forth in this proviso have not been satisfied for a period of three consecutive
                                             Collection Periods; and PROVIDED, FURTHER that in no event shall the balance in the Spread Account be less than $1,200,178.91 (or, if smaller, the sum of the then outstanding balances of the Class
                                             A and Class B Certificates). The Spread Account will be
                                             maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

                                             Amounts will be withdrawn from the Spread Account  for
                                             distribution first to the Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates and then to the Class B
                                             Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class
                                             B Certificates.  Following the payment of interest and principal on the Class A Certificates and the Class B Certificates, any
                                             remaining amounts will be withdrawn from the Spread Account for distribution to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and then to Class B
                                             Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class
                                             B Certificates.  Finally, amounts will be withdrawn from the
                                             Spread Account for distribution to Class C Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest and principal on the Class C Certificates, but only to the extent such withdrawal would not reduce the
                                             Spread Account below the Specified Spread Account Balance.

Servicer...............................The Servicer is an Ohio corporation and a wholly-owned subsidiary of
                                             KeyCorp, an Ohio financial services holding company
                                             headquartered in Cleveland, Ohio.  The Servicer was newly
                                             formed in 1995 to facilitate the consummation of a merger, which became effective September 27, 1995, pursuant to which
                                             AutoFinance Group, Inc., a California corporation ("AFG"),

                                             merged with and into the Servicer, with the Servicer continuing as the surviving corporation under the name "AutoFinance Group,
                                             Inc."  The Servicer continues the business of AFG (described as the "Servicer" in the accompanying Prospectus).  The executive offices of the Servicer are located at Oakmont Circle 1, 601
                                             Oakmont Lane, Westmont, Illinois  60559-5549, and its telephone number is (630) 655-7100.

Servicer Fee...........................The Servicer will receive each month a fee for servicing the
                                             Receivables equal to the product of one-twelfth of 3.50% (the
                                             "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the month immediately preceding such Distribution
                                             Date, PROVIDED, HOWEVER, so long as AutoFinance Group, Inc. is the Servicer, on each of the first nine Distribution Dates following the Closing Date, receipt of the Servicing Fee shall be subordinate in priority of payment to payment of interest and principal on the Securities and the funding of the Specified
                                             Spread Account Balance in the Spread Account.  In addition, the
                                             Servicer may retain out of collections on the Receivables any late fees, prepayment fees, and other administrative fees and expenses collected during such month, plus the net reinvestment proceeds, if any, on payments received in respect of the Receivables.  See
                                             "The Certificates -- Servicing Compensation."

Tax Status.............................In the opinion of Dewey Ballantine, special counsel to the Seller, the
                                             Trust will constitute a grantor trust for federal income tax purposes and will not be subject to federal income tax.  The
                                             Offered Certificateholders must report their respective allocable shares of all income earned on the Trust assets (other than amounts treated as "stripped coupons") and may deduct their respective allocable shares of reasonable servicing fees.  See
                                             "Certain Federal Income Tax Consequences -- Tax Status of the
                                             Trust."  Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the
                                             "Service") with respect to any of the federal income tax
                                             consequences discussed herein, and no assurance can be given that the Service will not take contrary positions.  See "Certain
                                             Federal Income Tax Consequences."

ERISA
 Considerations........................As described herein, the Class A Certificates may be purchased by employee benefit plans that are subject to the Employee
                                             Retirement Income Security Act of 1974, as amended ("ERISA").
                                             Because the Class B Certificates are subordinated to the Class A
                                             Certificates, Class B Certificates will not be eligible to be purchased by investors using the assets of employee benefit plans subject to ERISA.  Any benefit plan fiduciary considering
                                             purchase of the Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.  See "ERISA Considerations."

Ratings................................As a condition to the issuance of the Securities, in addition to the requirements set forth in the accompanying Prospectus, the Class
                                             A Certificates must be rated at least "A+" by Fitch Investors
                                             Service, Inc. ("Fitch"), "A2" by Moody's Investors Service, Inc.
                                             ("Moody's") and "A" by Standard & Poor's Ratings Group
                                             ("S&P") and the Class B Certificates must be rated at least
                                             "BBB+" by Fitch, "Baa3" by Moody's and "BBB" by S&P.
                                             There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the Securities.
                                             See "Rating of the Securities".

                                  RISK FACTORS

        Prospective investors should consider, in addition to the factors described under "Risk Factors" in the accompanying Prospectus, the following factors in connection with a purchase of the Securities.

        LIMITED ASSETS; SUBORDINATION. Distributions of interest and principal on the Class A Certificates will be dependent upon the Total Available Amount and the funds, if any, in the Spread Account. Distributions of interest and principal on the Class B Certificates will be subordinated to the extent described herein in priority of payment to interest and principal due on the Class A Certificates in the event of defaults and delinquencies on the Receivables. So long as AutoFinance Group, Inc. is the Servicer, on each of the first nine Distribution Dates following the Closing Date, receipt of the Servicing Fee shall be subordinate in priority of payment to payment of interest and principal on the Securities. Distributions of interest and principal on the Class C Certificates will be subordinated in priority of payment to interest and principal and any interest and principal carryover shortfalls due on the Securities in the event of defaults and delinquencies on the Receivables. See "The Certificates -- Distributions".

        Credit enhancement with respect to the Securities will be provided by the subordination described above, and the funds, if any, in the Spread Account. The funds in the Spread Account will consist of amounts otherwise distributable to holders of the Class C Certificates that are required under the Trust Documents to be deposited in the Spread Account. The amount available for distribution to Securityholders on any Distribution Date and the time necessary for the Spread Account to reach the Specified Spread Account Balance after the Closing Date will be affected by the delinquency, net loss, repossession, and prepayment experience of the Receivables and, therefore, cannot be accurately predicted. In addition, the amounts required to be on deposit in the Spread Account with respect to any Distribution Date will be limited to the Specified Spread Account Balance for such Distribution Date. Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all withdrawals therefrom with respect to such date) in excess of the Specified Spread Account Balance for such Distribution Date will be payable to the holders of the Class C Certificates and will no longer be subject to any claims or rights of any Securityholders, regardless of whether there are sufficient funds paid on the Receivables or on deposit in the Spread Account on any succeeding Distribution Date to distribute to holders of the Securities the amounts to which they are entitled on such Distribution Date.

        GEOGRAPHIC CONCENTRATIONS. Receivables are concentrated in one or more states as set forth in this Prospectus Supplement under "The Receivables -- Geographic Distribution of the Receivables". Collections of the Receivables may be adversely affected to the extent one state experiences economic or other problems to a more significant or greater extreme than other states.


                                    THE TRUST

        The following information supplements the information contained under "The Trusts" in the accompanying Prospectus.

        Each Certificate represents a fractional undivided ownership interest in the Trust. The property of the Trust will include (a) retail installment sale contracts originated on or before June 1, 1996 with respect to the Receivables between Dealers and the Obligors of new or used vehicles and light trucks and
(b) all payments due thereunder on or after the Cutoff Date, exclusive of any amount allocable to the premiums and/or interest thereon for physical damage insurance. The Receivables were originated by Dealers in accordance with the Servicer's requirements under agreements with Dealers for assignment to the Servicer, have been or will be so assigned, and evidence the indirect financing made available to the Obligors. On or before the Closing Date, the Servicer will sell the Receivables to the Seller for sale to the Trust.

        The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from

Obligors and any Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period and all losses realized on Receivables liquidated during such Collection Period. The Pool Balance on the Cutoff Date is $60,008,945.49 (the "Original Pool Balance").

        The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Securities had taken place on such date:

                     Class A Certificates         $53,407,961.49
                     Class B Certificates         $ 3,000,447.27
                     Class C Certificates         $ 3,600,536.73

                     Total                        $60,008,945.49

TRUSTEE.

        The Chase Manhattan Bank (formerly known as Chemical Bank), is the Trustee under the Pooling and Servicing Agreement. The Trustee is a New York banking corporation, the principal offices of which are located at 450 West 33rd Street, New York, New York 10001.

                                 THE RECEIVABLES

        The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

        The Receivables were purchased by the Servicer in the ordinary course of business pursuant to the Servicer's Contract Acquisition Program from Dealers. The Receivables were or will be selected according to several criteria, as specified in the accompanying Prospectus. The Receivables were originated on or before June 1, 1996.

        The geographic distribution, composition and distribution by annual percentage rate of the Receivables are as set forth in the following tables. The geographic distribution is based on the current mailing addresses as of the Cutoff Date of the Obligors on the Receivables. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                   Percentage of Aggregate
          STATE                                       PRINCIPAL BALANCE
          North Carolina                                     23.80%
          California                                         22.54%
          Arizona                                            10.17%
          Oklahoma                                            5.30%
          Texas                                               5.27%

          Other(1)                                           32.92%

          TOTALS:                                           100.00%

----------

  (1) Includes 40 other states and Washington, D.C. (none of which have a concentration of Receivables in excess of 5.00% of the Aggregate Principal Balance):


                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance                                                   $60,008,945.49
Number of Receivables                                                                  4,951
Average Principal Balance
        (Range) $3,071.59 to $27,047.61                                           $12,120.57
Average Original Amount Financed
        (Range) $3,306.10 to $27,795.03                                           $12,539.98
Weighted Average APR
        (Range) 14.99% to 29.85%                                                      19.99%
Weighted Average Original Term
        (Range) 24 months to 60 months                                          56.39 months
Weighted Average Remaining Term
        (Range) 16 months to 58 months                                          53.23 months
Weighted Average Seasoning
        (Range)  2 months to 14 months                                           3.16 months
Principal Balance Represented by
New Vehicles                                                                  $12,723,110.47
        (Percentage of Aggregate
        Principal Balance)                                                            21.20%
Principal Balance Represented by
Used Vehicles                                                                 $47,285,835.02
        (Percentage of Aggregate
        Principal Balance)                                                            78.80%

                     DISTRIBUTION BY APR OF THE RECEIVABLES

                                                        Percentage
                                                            of
                             Aggregate                   Aggregate              Number           Percentage
                             Principal                   Principal                of                 by
       APR Range              Balance                     Balance             Receivables          Number
       ---------              -------                     -------             -----------          ------
   Less than 18.00%       $ 5,451,083.72                   9.08%                 356                7.19%

    18.00 to 18.99%       $20,250,191.92                  33.75%               1,593               32.18%

    19.00 to 19.99%       $ 5,231,965.89                   8.72%                 375                7.57%

    20.00 to 20.99%       $ 8,174,953.48                   13.62%                692               13.98%

    21.00 to 21.99%       $ 8,079,068.78                   13.46%                730               14.74%

   22.00% and above       $12,821,681.70                   21.37%              1,205               24.34%
                          --------------                   ------              -----               ------

        TOTALS:           $60,008,945.49                  100.00%              4,951               100.00%



DELINQUENCY EXPERIENCE

Indirect Receivables

        The following table summarizes the Servicer's delinquency experience on accounts over 30 days past due on both a number and dollar basis for all receivables generated under the indirect financing segment of the Servicer's Contract Acquisition Program. The experience data includes both receivables which are wholly-owned by the Servicer and receivables which have been securitized, in each case which are being serviced by the Servicer (excluding non-liquidated receivables, which are receivables sold to a Trust but being serviced, for which the related vehicle has been repossessed and not yet liquidated). Delinquencies as of June 30, 1996 are somewhat higher than prior comparable periods, as reflected on the following table. The Servicer's delinquency level peaked in December 1994 at 1.22% and 1.32% on a unit and dollar basis, respectively. Historically, the Servicer experiences an upward trend in delinquencies in the latter half of a calendar year, followed by a steady improvement in the first half of the next calendar year. Consistent with this historical experience, delinquencies have begun to trend upward again in June 1996. The higher delinquency levels at June 1996 compared to June 1995 are consistent with increased levels of delinquencies as reported by other consumer finance organizations. For a discussion of the Servicer's delinquency control, collection strategy and non-liquidated receivables, see "The Servicer-Contract Servicing and Administration" in the accompanying Prospectus.

                              Indirect Receivables
                             Delinquency Experience
                             (Dollars in thousands)


                                                                As of
                                                               June 30,
                          ------------------------------------------------------------------------------
                                  1996                  1995                1994              1993
                            ------------------  ------------------  ------------------  ---------------
                             Dollars   No. of    Dollars   No. of    Dollars   No. of   Dollars   No. of
                                      Contracts           Contracts           Contracts          Contracts
                                      ---------           ---------           ---------          ---------
Principal Outstanding (1)   $308,076   30,177   $250,375   24,331   $158,365   16,365   $71,629   8,512
                            --------   ------   --------   ------   --------   ------   -------   -----


Delinquencies (2)

 30-59 days                 $  3,127      306   $  2,230      194   $    811       82   $   359      49
                            --------   ------   --------   ------   --------   ------   -------   -----

 60-89 days                       --       --         10        1         --       --        --      --
                            --------   ------   --------   ------   --------   ------   -------   -----

 90 days or more                  --       --         --       --         --       --        --      --
                            --------   ------   --------   ------   --------   ------   -------   -----

Total Delinquencies         $  3,127      306   $  2,240      195   $    811       82   $   359      49
                            ========   ======   ========   ======   ========   ======   =======   =====



Total Delinquencies over
30 Days as a Percent of
Principal/Contracts             1.02%    1.01%      0.89%   0.80%       0.51%   0.50%      0.50%  0.58%
                            ========   ======   ========   ======   ========   ======   =======   =====


----------

Notes:

(1) Includes receivables that have been sold but which are being serviced by the Servicer and excludes non-liquidated receivables (receivables sold but being serviced for which the related vehicle has been repossessed and not yet liquidated). At June 30, 1996, 1995, 1994, and 1993, non-liquidated receivables were comprised of 347 receivables aggregating $3,618 thousand, 168 receivables aggregating $1,644 thousand, 117 receivables aggregating $992 thousand, and 68 receivables aggregating $540 thousand, respectively.

(2) The period of delinquency is based on the number of days payments are contractually past due.

NET CREDIT LOSS EXPERIENCE

      The following table summarizes the Servicer's net credit loss experience for all receivables generated under the indirect financing segment of the Servicer's Contract Acquisition Program. The experience data includes both receivables which are wholly-owned by the Servicer and receivables which have been securitized, in each case which are being serviced by the Servicer, but excludes anticipated losses and recoveries for non-liquidated receivables. Net losses for the year ended June 1996 have increased from prior reported levels as reflected on the following table. The increased loss experience is believed by the Servicer to be attributable to the increasing level of consumer indebtedness. Their greater debt burden has reduced the financial flexibility of the Servicer's targeted credit segment which has resulted in a shift in the loss cycle to between the 6th and 10th month of a contract's life as compared to the Servicer's historical peak loss cycle of between 12 and 15 months. This shift in the timing of losses and the increase in the average contract size over the period has exacerbated loss severity as vehicles tend to depreciate more rapidly in the early months of a contract's life when recovery of principal is at its slowest pace. Moreover, the relative growth rate of Servicer's portfolio has generally slowed since the end of calendar year 1994. As a result, the percentage of the portfolio represented by relatively new contracts that have yet to reach their peak loss cycle has been steadily declining. Thus, the percentage of contracts in recent months that were in their peak loss cycle has been higher than in earlier periods, contributing to increased losses. For a discussion of the Servicer's charge-off policies with respect to receivables owned and receivables sold to a Trust but serviced by the Servicer, and for a discussion of anticipated losses and recoveries with respect to non-liquidated receivables, See "The Servicer-Contract Servicing and Administration" in the accompanying Prospectus.

                              Indirect Receivables
                           Net Credit Loss Experience
                             (Dollars in thousands)


                                                    Year Ended
                                                     June 30,
                                    --------------------------------------------
                                       1996        1995        1994       1993
                                    --------    --------    --------    -------
Principal Outstanding (1)           $308,076    $250,375    $158,365    $71,629
                                    ========    ========    ========    =======

Average Principal Outstanding (2)   $271,328    $206,249    $108,689    $51,059
                                    ========    ========    ========    =======

Total Gross Charge Offs (3)         $ 24,445    $ 13,936    $  4,738    $ 2,159

Total Recoveries                       6,203       2,816       1,219        551
                                    --------    --------    --------    -------

Total Net Losses                    $ 18,242    $ 11,120    $  3,519    $ 1,608

Net Losses as a Percentage of
  Principal Outstanding                 5.92%       4.44%       2.22%      2.24%
                                    ========    ========    ========    =======

Net Losses as a Percentage of
 Average Principal Outstanding          6.72%       5.39%       3.24%      3.15%
                                    ========    ========    ========    =======

----------

Notes:

(1) Includes receivables that have been sold but which are being serviced by the Servicer and excludes non-liquidated receivables (receivables sold but being serviced for which the related vehicle has been repossessed and not yet liquidated). At June 30, 1996, 1995, 1994, and 1993, non-liquidated receivables were comprised of 347 receivables aggregating $3,618 thousand, 168 receivables aggregating $1,644 thousand, 117 receivables aggregating $992 thousand, and 68 receivables aggregating $540 thousand, respectively.

(2)      The average end of month principal outstanding for the period.

(3)      Excludes anticipated losses associated with non-liquidated receivables.


                                THE CERTIFICATES

      The following information supplements the information contained under "The Certificates", and "Certain Information Regarding the Securities" in the accompanying Prospectus. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust Documents.

THE CERTIFICATES

      The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 89% of the Trust (the "Class A Percentage"), the Class B Certificates will evidence in the aggregate an undivided ownership interest of 5% of the Trust (the "Class B Percentage") and the Class C Certificates will evidence in the aggregate of 6% of the Trust (the "Class C Percentage"). The Class C Certificates, which are not being offered hereby, will be held initially by the Seller. However, the Seller may sell or transfer the Class C Certificates or interests therein to third parties.

THE SERVICER

      The Servicer is an Ohio corporation and a wholly-owned subsidiary of KeyCorp, an Ohio financial services holding company headquartered in Cleveland, Ohio. The Servicer was newly formed in 1995 to facilitate the consummation of a merger, which became effective September 27, 1995, pursuant to which AutoFinance Group, Inc., a California corporation ("AFG"), merged with and into the Servicer, with the Servicer continuing as the surviving corporation under the name "AutoFinance Group, Inc." The Servicer continues the business of AFG (described as the "Servicer" in the accompanying Prospectus). The executive offices of the Servicer are located at Oakmont Circle 1, 601 Oakmont Lane, Westmont, Illinois 60559-5549, and its telephone number is (708) 655-7100.

SERVICING COMPENSATION

      The Servicer is entitled under the Trust Documents to receive on each Distribution Date a servicing fee (the "Servicing Fee") for the related Collection Period equal to one-twelfth of 3.50% (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Collection Period, PROVIDED, HOWEVER, so long as AutoFinance Group, Inc. is the Servicer, on each of the first nine Distribution Dates following the Closing Date, receipt of the Servicing Fee shall be subordinate in priority of payment to payment of interest and principal on the Securities and the funding of the Specified Spread Account Balance in the Spread Account. The Servicer will retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late fees, prepayment fees and other administrative fees and expenses collected during the Collection Period plus reinvestment proceeds on any payments received in respect of Receivables.

DISTRIBUTIONS

      The Servicer will be required to remit collections to the Collection Account within two Business Days of receipt thereof. Such collections shall be remitted less any payments other than the Servicing Fee owed thereon to the Servicer.

      On or about the tenth calendar day of each month, the Servicer will be required to inform the Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller or the Servicer, all with respect to the preceding Collection Period.

      The Servicer shall be required to determine prior to each Distribution Date the Total Available Amount, the Available Interest, the Available Principal, the Class A Distributable Amount, the Class B Distributable Amount and the Class C Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, as described below, determine the amount to be distributed to the Certificateholders of each Class.

      DETERMINATION OF AVAILABLE AMOUNTS. The "Total Available Amount" for a Distribution Date (being the funds available for distribution to Certificateholders of each Class with respect to such Distribution Date in accordance with the priorities described below other than amounts transferred from the Spread Account) shall be the sum of the Available Interest and the Available Principal.

      The "Available Interest" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest (including amounts withdrawn from the Payahead Account, but excluding amounts deposited into the Payahead Account and amounts related to interest on physical damage insurance); (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer, received in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures; and (iii) to the extent attributable to accrued interest thereon, the Purchase Amount of each Receivable that was purchased by the Seller or Servicer under an obligation which arose during the related Collection Period, or which was purchased by the Servicer pursuant to the Optional Purchase.

      The "Available Principal" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal (including amounts, without duplication, withdrawn from the Payahead Account, but excluding amounts deposited into the Payahead Account and amounts related to principal on physical damage insurance); (ii) all Liquidation Proceeds attributable to principal in accordance with the Servicer's customary servicing procedures;
(iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Seller or the Servicer under an obligation which arose during such Collection Period, or which was purchased by the Servicer pursuant to the Optional Purchase; and (iv) partial prepayments of any refunded item included in the principal balance of a Receivable.

      The Available Interest and the Available Principal on any Distribution Date exclude the following:

      (i) Amounts representing reimbursement for certain costs and expenses incurred by the Servicer as provided in the Trust Documents and amounts retained by the Servicer with respect to the Servicing Fee or Supplemental Servicing Fee due to the Servicer; and

      (ii) All payments and proceeds (including Liquidation Proceeds) of any Receivable, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

CALCULATION OF DISTRIBUTABLE AMOUNTS.

  The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

      (i) the "Class A Principal Distributable Amount," consisting (without duplication) of the Class A Percentage of:

           (a) the principal portion of all scheduled payments received during the preceding Collection Period;

           (b) except to the extent included in (a) above, the principal portion of all prepayments in full (and certain partial prepayments) received during the preceding Collection Period;

           (c) the principal balance of each Receivable that was purchased by the Seller or the Servicer under an obligation that arose during the preceding Collection Period (except to the extent included in (a) or (b) above) or which was purchased by the Servicer pursuant to the Optional Purchase during the preceding Collection Period; and

           (d) the principal balance of each Receivable that was liquidated by the Servicer during the preceding Collection Period, net of the principal balance of any accounts previously reported as liquidated which have been reinstated; plus

      (ii) the "Class A Interest Distributable Amount," consisting of thirty
      (30) days' interest at the Class A Pass-Through Rate (calculated on the basis of a year consisting of twelve 30-day months) on the Class A Certificate Balance as of the last day of the preceding Collection Period.

      The "Class A Certificate Balance" shall equal the sum of (i) the Class A Percentage of the Pool Balance and, thereafter, shall equal the initial Class A Certificate Balance, reduced by all amounts distributed to Class A Certificateholders and allocable to principal.

      The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

       (i) the "Class B Principal Distributable Amount," consisting (without duplication) of the Class B Percentage of the amounts set forth under
      (i)(a) through (i)(d) above with respect to the Class A Principal Distributable Amount; plus

      (ii) the "Class B Interest Distributable Amount," consisting of thirty
      (30) days' interest at the Class B Pass-Through Rate (calculated on the basis of a year consisting of twelve 30-day months) on the Class B Certificate Balance as of the last day of the preceding Collection Period.

      The "Class B Certificate Balance" shall equal, the sum of (i) the Class B Percentage of the Pool Balance and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts distributed to Class B Certificateholders and allocable to principal.

      The "Class C Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

      (i) the "Class C Principal Distributable Amount", consisting (without duplication) of the Class C Percentage of the amounts set forth under
      (i)(a) through (i)(d) above with respect to the Class A Principal Distributable Amount, plus

      (ii) the "Class C Interest Distributable Amount", consisting of the total amount of scheduled principal and interest due on the Receivables and actually received by the Trustee for the related Collection Period minus
      (i) the Servicing Fee, (ii) the sum of (x) the Class A Interest Distributable Amount and (y) the Class A Interest Carryover Shortfall, if any, (iii) the sum of the Class B Interest Distributable Amount and (y) the Class B Interest Carryover Shortfall, if any, (iv) the sum of (x) the Class A Principal Distributable Amount and (y) the Class A Principal Carryover Shortfall, if any, (v) the sum of (x) the Class B Principal Distributable Amount and (y) the Class B Principal Carryover Shortfall, if any, and (vi) the sum of (x) the Class C Principal Distributable Amount and (y) the Class C Principal Carryover Shortfall, if any.

      The "Class A Interest Carryover Shortfall" shall be, as of the close of business on any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the Class A Certificateholders actually received on such current Distribution Date.

      The "Class B Interest Carryover Shortfall" shall be, as of the close of business on any Distribution Date, the excess of the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the Class B Certificateholders actually received on such current Distribution Date.

      The "Class A Principal Carryover Shortfall" shall be, as of the close of business on any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Class A Certificateholders actually received on such current Distribution Date.

      The "Class B Principal Carryover Shortfall" shall be, as of the close of business on any Distribution Date, the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Class B Certificateholders actually received on such current Distribution Date.

      The "Class C Principal Carryover Shortfall" shall be, as of the close of business on any Distribution Date, the excess of the Class C Principal Distributable Amount and any outstanding Class C Principal Carryover Shortfall on the preceding Distribution Date over the amount of principal that the Class C Certificateholders received (including amounts deposited in the Spread Account) on such current Distribution Date.

      The "Class C Certificate Balance" shall equal, initially, the Class C Percentage of the Pool Balance as of the Cutoff Date. Thereafter the Class C Certificate Balance shall be reduced by all amounts distributed to Class C Certificateholders (or deposited in the Spread Account) and allocable to principal.

      Calculation of Amounts to be Distributed. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Securityholders.

      Distributions. On each Distribution Date, the Trustee shall make the following distributions in the following order of priority to the extent of the Total Available Amounts for such Distribution Date:

      (a) to the Servicer, the Servicing Fee for such Distribution Date and all unpaid Servicing Fees from prior Collection Periods, PROVIDED, HOWEVER, so long as AutoFinance Group, Inc. is the Servicer, payment of the Servicing Fee on each of the first nine Distribution Dates following the Closing Date, and payment thereafter of all unpaid such Servicing Fees, shall be subordinate in priority of payment to payment of interest and principal on the Securities and shall be made in the priority as set forth in clause (f) below;

      (b) to the Class A Certificateholders, from the Total Available Amount remaining after application of clause (a), the sum of (i) the Class A Interest Distributable Amount for such Distribution Date and (ii) the Class A Interest Carryover Shortfall, if any, for such Distribution Date;

      (c) to the Class B Certificateholders, from the Total Available Amount remaining after application of clauses (a) and (b), the sum of (i) the Class B Interest Distributable Amount for such Distribution Date and (ii) the Class B Interest Carryover Shortfall, if any, for such Distribution Date;

      (d) to the Class A Certificateholders, from the Total Available Amount remaining after application of clauses (a) through (c), the sum of (i) the Class A Principal Distributable Amount for such Distribution Date and (ii) the Class A Principal Carryover Shortfall, if any, for such Distribution Date;

      (e) to the Class B Certificateholders, from the Total Available Amount remaining after application of clauses (a) through (d), the sum of (i) the Class B Principal Distributable Amount for such Distribution Date and (ii) the Class B Principal Carryover Shortfall, if any, for such Distribution Date;

      (f) to the Servicer (if AutoFinance Group, Inc.), from the Total Available Amount remaining (x) after application of clauses (a) through (e) above, and,
(y) until the amount deposited into the Spread Account reaches an amount equal to the Specified Spread Account Balance, after the Class C Distributions pursuant to clauses (g) and (h) below, the sum of (i) the Servicing Fee for such Distribution Date so long as such Distribution Date is one of the first nine Distribution Dates following the Closing Date and (ii) all unpaid Servicing Fees for any of the first nine Distribution Dates following the Closing Date;

      (g) to the Class C Certificateholders, from the Total Available Amount remaining after application of clauses (a) through (f) above, the sum of (i) the Class C Principal Distributable Amount for such Distribution Date and (ii) the Class C Principal Carryover Shortfall, if any, for such Distribution Date; and

      (h) to the Class C Certificateholders, from the Total Available Amount remaining after application of clauses (a) through (g), the Class C Interest Distributable Amount for such Distribution Date.

SUBORDINATION AND SPREAD ACCOUNTS

      The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the Trust Documents, except as described herein. So long as AutoFinance Group, Inc. is the Servicer on each of the first nine Distribution Dates following the Closing Date, receipt of the Servicing Fee shall be subordinate in priority of payment to payment of interest and principal on the Securities. The rights of the Class C Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Securityholders in the event of defaults and delinquencies on the Receivables as provided in the Trust Documents.

      The protection afforded to the Securityholders through subordination will be effected both by the preferential right of the Securityholders to receive current distributions with respect to the Receivables and by the establishment of the Spread Account. In addition, the Spread Account will be available in the event of defaults and delinquencies on the Receivables to make distributions on the Class C Certificates, generally to the extent of amounts remaining after distributions have been made to the Securityholders. No funds will be deposited in the Spread Account until the initial Distribution Date.

      On the initial Distribution Date and each Distribution Date thereafter, if necessary, the Class C Distributions, which will include the amount otherwise allocable to the Servicing Fee, so long as AutoFinance Group, Inc. is the Servicer, on each of the first nine Distribution Dates until the amount in the Spread Account reaches an amount equal to the Specified Spread Account Balance, shall first be deposited into the Spread Account until the amount in the Spread Account reaches an amount equal to the Specified Spread Account Balance. Thereafter, Class C Distributions will be deposited first in the Spread Account to the extent necessary to maintain the amounts in such accounts at the Specified Spread Account Balance. At any time on or after the date on which the Spread Account equals the Specified Spread Account Balance, the Trustee shall permit all or any portion of the Class C Distributions, as requested by the Seller, thereafter be excluded from the foregoing deposit requirements, PROVIDED that, at the time of such request, the Seller presents evidence to the Trustee that the ratings of the Securities shall not be reduced or withdrawn as a result of such requested exclusion. If any such portion of the Class C Distributions becomes excluded from such deposit requirements it shall remain excluded even if the amounts in the Spread Account thereafter fall below the Specified Spread Account Balance.

      The Spread Account will not be a part of the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Spread Account are less than the Specified Spread Account Balance, the Trustee will be required, after payment of any amounts required to be distributed to holders of the Securities and the payment of the Servicer Fee due with respect to the related Collection Period (including any unpaid Servicer Fee with respect to prior Collection Periods), to withdraw from the Collection Account and deposit first in the Spread Account the amount remaining in the Collection Account (subject to the possible exclusion of interest and/or principal referred to in the preceding paragraph) that would otherwise be distributed to the holders of the Class C Certificates, or such lesser portion thereof as is sufficient to restore the amounts in the Spread Account to the Specified Spread Account Balance, and (ii) if the amounts on deposit in the Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than or equal to the Specified Spread Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the holders of the Class C Certificates. Upon any such distribution to Class C Certificateholders, the Offered Certificateholders will have no rights in, or claims to, such amounts.

      Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and holders of the Class C Certificates in order to effectuate the subordination of the rights of the holders of the Class C Certificates to the rights of the holders of the Securities. Funds in the Spread Account shall be invested as provided in the Trust Documents in Eligible Investments. Investment income (net of investment losses and expenses) on amounts in the Spread Account will not be available for distribution to holders of Securities, and will only be distributed to the Seller.

      "Eligible Investments" for monies deposited in the Spread Account, are limited to investments acceptable to the rating agency or agencies then rating the Securities as being consistent with the then-current rating of the Securities.

      The time necessary for the Spread Account to reach and maintain the Specified Spread Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, net loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted, nor can there be any assurance that the balance of such account will reach the Specified Spread Account Balance.

      Upon any distribution to the Class C Certificateholders of amounts from the Spread Account, the Securityholders will not have any rights in, or claims to, such amounts, regardless of whether there are sufficient funds paid on the Receivables or on deposit in the Spread Account on any succeeding Distribution Date to distribute to holders of the Securities the amount to which they are entitled on such Distribution Date. Amounts on deposit in the Spread Account, to the extent available, will be withdrawn and deposited in the Collection Account for the benefit of the Class A Certificateholders, Class B Certificateholders or the Class C Certificateholders, as described below, in the following order of priority on each Distribution Date:

      (i) an amount equal to the excess of the Class A Interest Distributable Amount plus the Class A Interest Carryover Shortfall over the Total Available Amount will be withdrawn from the Spread Account and deposited for the benefit of the Class A Certificateholders;

      (ii) an amount equal to the excess of the Class B Interest Distributable Amount plus the Class B Interest Carryover Shortfall over the portion of Total Available Amount remaining after the distribution referred to in clause (i) will be withdrawn from the Spread Account and deposited for the benefit of the Class B Certificateholders;

      (iii) an amount equal to the excess of the Class A Principal Distributable Amount plus the Class A Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) and (ii) will be withdrawn from the Spread Account and deposited for the benefit of the Class A Certificateholders;

      (iv) an amount equal to the excess of the Class B Principal Distributable Amount plus the Class B Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) through (iii) will be withdrawn from the Spread Account and deposited for the benefit of the Class B Certificateholders;

      (v) to the extent such withdrawal will not reduce the Spread Account below the Specified Spread Account Balance, an amount equal to the excess of the Class C Principal Distributable Amount plus the Class C Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) through (iv) will be withdrawn from the Spread Account and deposited for the benefit of the Class C Certificateholders; and

      (vi) to the extent such withdrawal will not reduce the Spread Account below the Specified Spread Account Balance, an amount equal to the excess of the Class C Interest Distributable Amount over the portion of Total Available Amount remaining after the distributions referred to in clauses
      (i) through (v) will be withdrawn from the Spread Account and deposited for the benefit of the Class C Certificateholders.

      The subordination of any Certificates and the Spread Account described above are intended to enhance the likelihood of receipt by certain Securityholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that such Securityholders will experience losses. However, in certain circumstances, the Spread Account could be depleted and shortfalls could result.

      The following chart sets forth an example of the foregoing provisions to a monthly distribution:

           August 1  .......................  Cutoff Date.

           August 1-
           August 31........................  Collection Period.  The Servicer receives monthly payments, prepayments, and other proceeds in respect of the Receivables.

           September 10 ....................  The tenth calendar day of the month.  On or about this date the
                                              Servicer notifies the Trustee of, among other things, the amounts to be distributed on the Distribution Date.

           September 14 ....................  Record Date.  Distributions on the related Distribution Date are made to Securityholders of record at the close of business on this date.

           September 16 ....................  Distribution Date (the 15th day of each month, or if such 15th day is not a business day, the next following business day).  On or before this date, the Trustee distributes to holders of the Securities and of the Class
                                              C Certificates amounts payable in respect thereof, pays the Servicer Fee
                                              (if required) and remits amounts to the Spread Account.


                            RATINGS OF THE SECURITIES

       It is a condition to issuance of the Securities that the Class A Certificates be rated at least "A+" by Fitch Investors Service, Inc. ("Fitch"), "A2" by Moody's Investors Service, Inc. ("Moody's") and "A" by Standard & Poor's Ratings Group ("S&P") and the Class B Certificates must be rated at least "BBB+" by Fitch, "Baa3" by Moody's and "BBB" by S&P. The ratings are based primarily on the value of the Receivables, and the credit enhancement provided by the subordination of the Class B Certificates, by the subordination of the Class C Certificates, by the creation of the Spread Account and by the subordination in certain circumstances of the Servicing Fee. The ratings are not recommendations to purchase, hold or sell the Class A Certificates or Class B Certificates, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment circumstances in the future so warrant.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


       The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of Securities. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Securities. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

TAX STATUS OF THE TRUST

       In the opinion of Dewey Ballantine, special tax counsel to the Seller, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Offered Certificateholder will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

       For purposes of federal income tax, the Seller will be deemed to have retained (x) an undivided interest in each Receivable equal to the Class C Percentage of that Receivable and (y) an additional interest in a fixed portion of the interest due on each Receivable (the "Retained Yield") equal to the sum of (i) the Class A Percentage of the difference between the APR of such Receivable and the sum of the Class A Pass-Through Rate and the Servicing Fee Rate and (ii) the Class B Percentage of the difference between the APR of such Receivable and the sum of the Class B Pass-Through Rate and the Servicing Fee Rate. The Retained Yield will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Accordingly, each Offered Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that exceeds the sum of the applicable pass-through rate on the Offered Certificates and the Servicing Fee Rate) and such ownership interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

STATE AND LOCAL TAXATION

       The discussion above does not address the tax consequences of purchase, ownership or disposition of the Offered Certificates under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.


                              ERISA CONSIDERATIONS

       Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

       In addition to the matters described below, purchasers of Offered Certificates that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, JOHN HANCOCK MUTUAL LIFE INSURANCE CO.
V. HARRIS TRUST AND SAVINGS BANK, 114 S.Ct. 517 (1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Offered Certificates.

CLASS A CERTIFICATES

       Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. If Benefit Plans that purchase the Class A Certificates are deemed to own an interest in the underlying assets of the Trust, the operations of the Trust could result in prohibited transactions.

       The DOL granted to First Boston an administrative exemption (Prohibited Transaction Exemption 89-90 (the "Exemption") which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Class A Certificates, PROVIDED that certain conditions set forth in the Exemption are satisfied.

       If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Class A Certificates by Benefit Plans in the initial issue of certificates, the holding of Class A Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Benefit Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Benefit Plan sponsored by (1) First Boston, (2) the originators, (3) the Servicer, (4) the Trustee, (5) the Seller, (6) any Obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

       If the specific conditions of paragraph I.B. of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Class A Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Class A Certificates is (a) an Obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Benefit Plans and (3) the holding of Class A Certificates by Benefit Plans. As of the date hereof, Seller believes no Obligor with respect to Receivables included in the Trust constitutes more than 5 percent of the aggregate unamortized principal balance of the Trust.

       If the specific conditions of paragraph I.C. of Section I of the Exemption are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

       The Exemption may provide an exemption from the restrictions imposed by
Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Class A Certificates.

       The Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

       (1) The acquisition of the certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

       (2) The rights and interests evidenced by the certificates acquired by the Benefit Plan are not subordinated to the rights and interest evidenced by other certificates of the trust;

       (3) The certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("S&P"), Moody's Investors Services, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch").

       (4) The trustee is not an affiliate of any other member of the Restricted Group (as defined above);

       (5) The sum of all payments made to and retained by the Placement Agent in connection with the distribution of certificates represents not more than reasonable compensation for acting as agent with respect to the certificates. The sum of all payments made and retained by the Seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       (6) The Benefit Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

       It is a condition of issuance of the Class A Certificates that they be rated A or its equivalent by a nationally recognized rating agency. Before purchasing a Class A Certificate based on the Exemption, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.

       Any Benefit Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

CLASS B CERTIFICATES

       Because the Class B Certificates are subordinated to the rights and interest evidenced by the Class A Certificates issued by the Trust, the Exemption does not apply to the acquisition, holding and resale of the Class B Certificates using assets of a Benefit Plan subject to ERISA. Class B Certificates will not be eligible to be acquired using assets of any Benefit Plan.

                              PLAN OF DISTRIBUTION

        The Seller does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by CS First Boston Corporation (the "Underwriter") that it intends to make a market in the Certificates. The Underwriter is not obligated, however, to make a market in the Certificates and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

        After the initial distribution of the Certificates by the Underwriter, this Prospectus Supplement may be used by Key Capital Markets, Inc., an affiliate of the Seller, the Servicer and KeyCorp, in connection with offers and sales relating to market making transactions in the Certificates. Key Capital Markets, Inc. may act as principal or agent in such transactions, but has no obligation to do so. Such transactions will be at prices related to prevailing market prices at the time of sale.

        Key Capital Markets, Inc. is a broker-dealer registered as such with the National Association of Securities Dealers, Inc. and commenced business on February 26, 1996. Key Capital Markets, Inc. has acted as an underwriter in a variety of public finance offerings as well as a number of asset-backed and other debt offerings for subsidiaries of KeyCorp.

        CS First Boston Corporation is engaged from time to time by KeyCorp, the parent corporation of the Servicer, to provide investment banking services.


                                LEGAL OPINIONS

        In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller by Dewey Ballantine.

Prospectus
                             AFG RECEIVABLES TRUSTS

                           Asset Backed Certificates

                               Asset Backed Notes
                                _______________

                          AFG RECEIVABLES CORPORATION
                                     Seller

                            AUTOFINANCE GROUP, INC.
                                    Servicer

     The Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes"; and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.

     The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by AFG Receivables Corporation (the "Seller"), a wholly-owned subsidiary of AutoFinance Group, Inc. (the "Servicer"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts ("Receivables") purchased by the Servicer from motor vehicle dealers and secured by new and used automobiles and light trucks, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Owner Trustee or an Indenture Trustee, as the case may be, which may include a Pre-Funding Account which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

     Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, the Servicer, in its individual capacity and as Servicer, and the trustee specified in the related Prospectus Supplement (the "Owner Trustee") or
(ii) a Trust Agreement (the "Trust Agreement") to be entered into between the Seller and the Owner Trustee. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, the Servicer, in its individual capacity and as Servicer, and the Trust. In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents". The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").
                                                   (Continued on following page)

     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "SPECIAL CONSIDERATIONS" HEREIN AND AS MAY BE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
                                _______________

     THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SERVICER, THE SELLER OR ANY AFFILIATE OF EITHER.
                                _______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                _______________

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 17, 1995

(Continued from preceding page)

     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and interest on the related Receivables in the manner described herein and in the related Prospectus Supplement The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided ownership interests in the related Trust. At the time of issuance, each series of Securities will be rated investment grade by at least one Rating Agency.

     Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

     Unless otherwise provided in the related Prospectus Supplement, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

     There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR ANY UNDERWRITER. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED THEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER AND SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE HEREOF.

                             _____________________

                             AVAILABLE INFORMATION

     The Seller, as sponsor of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Certificates or Definitive Notes are issued, as specified in the related Prospectus Supplement, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller nor the Servicer intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Servicer on behalf of each Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

     The Servicer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits). Requests for such copies should be directed to Blair T. Nance, Chief Financial Officer, AutoFinance Group, Inc., Oakmont Circle 1, 601 Oakmont Lane, Suite 350, Westmont, Illinois 60559-5549 (telephone (630) 655-7100).

                               PROSPECTUS SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere herein. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

ISSUER .....................  With respect to each series of Securities, a trust (the "Trust"), to be formed by the Seller pursuant to a Pooling and Servicing Agreement among the Seller, the Servicer and the Owner Trustee specified in the related Prospectus Supplement, or a Trust Agreement between the Seller and the Owner Trustee specified in the related Prospectus Supplement. The term "Owner Trustee" is used herein solely for purposes of reference and nothing herein shall characterize each Trust as an "owner trust" except as specified in the related Prospectus Supplement.

SELLER......................  AFG Receivables Corporation, a wholly-owned subsidiary of AutoFinance Group, Inc.

SERVICER....................  AutoFinance Group, Inc.

OWNER TRUSTEE...............  The Owner Trustee will be specified in the related
                                   Prospectus Supplement with respect to any series of Securities.

INDENTURE TRUSTEE...........  The Indenture Trustee for any series of Notes will be specified in the related Prospectus
                                   Supplement.

SECURITIES OFFERED..........  The Securities offered from time to time may include one or more series of Certificates and/or one or more series of Notes, as described herein and in the related Prospectus Supplement.

THE CERTIFICATES............  The Certificates may consist of one or more classes, each of which will be issued
                                   pursuant to a Pooling and Servicing Agreement or Trust Agreement. Only a certain class or certain classes of such Certificates, however, may be offered hereby and by the related Prospectus Supplement, as specified in the related Prospectus Supplement. Each Certificate will represent a fractional undivided ownership interest in the Trust. Each offered Certificate may also represent a fractional undivided interest in monies on deposit, if any, in a trust account (as defined below, the "Pre-Funding Account") to be established with the Owner Trustee or Indenture Trustee, as specified in the related Prospectus Supplement.

                                   The offered Certificates shall be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Holders of Certificates ("Certificateholders") will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Book-Entry Registration."

                                   Each class of offered Certificates will have a stated Certificate Balance (as defined for each class in the related Prospectus Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of offered Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of offered Certificates, or the initial Pass-Through Rate and the method for determining subsequent changes to the Pass-Through Rate.

                                   A series of Securities may include two or more classes of Certificates which may differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass-Through Rate or amount of distributions in respect of principal or interest, or as to which distributions of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables related to such series. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

                                   With respect to any series of Securities including one or more classes of Notes, distributions in respect of the Certificates will be subordinated in priority of payment to payments on the Notes of such series, to the extent specified in the related Prospectus Supplement.

                                   The related Prospectus Supplement may provide that the property held by the Owner Trustee or the Indenture Trustee will include a Pre-Funded Amount to be held in a Pre-Funding Account (as such terms are defined in the related Prospectus Supplement, the "Pre-Funded Amount" and the "Pre-Funding Account", respectively). The Pre-Funded Amount in the Pre-Funding Account will be reduced during the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") by the amount thereof used to purchase Subsequent Receivables in accordance with the related Pooling and Servicing Agreement or Trust Agreement. If any Pre-Funded Amount remains at the end of the Funding Period, such amount, in amounts and in a manner specified in the related Prospectus Supplement, will be used to prepay some or all classes of the Certificates. In the event of such prepayment, the Certificateholders may be entitled to receive a prepayment premium in the amount and to the extent provided in the related Prospectus Supplement.

THE NOTES...................  Any series of Securities may include one or more classes of Notes, as specified in the related Prospectus Supplement, each of which will be issued pursuant to an Indenture.

                                   Notes will be available for purchase in
                                   denominations of $1,000 and integral
                                   multiples of $1,000. Holders of Notes
                                   ("Noteholders") will be able to receive
                                   Definitive Notes only in the limited
                                   circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Book-Entry Registration."

                                   Each class of Notes will have a stated
                                   principal amount and will bear interest at a rate or rates (with respect to each class of Notes, the "Interest Rate"), as specified in the related Prospectus Supplement, which may be different for each class of Notes and may be fixed, variable, adjustable or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate. Each Note may also represent a fractional undivided interest in monies on deposit, if any, in the Pre-Funding Account to be established with the Indenture Trustee as specified in the related Prospectus Supplement.

                                   A series may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis collections from designated portions of the Receivables for such series. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.


                                   The related Prospectus Supplement for any series of Notes may provide that the property held by the Indenture Trustee will include a Pre-Funded Amount to be held in a Pre-Funding Account. The Pre-Funded Amount in the Pre-Funding Account will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the related Trust Agreement. If any Pre-Funded Amount remains at the end of the Funding Period, such amount in amounts and in a manner specified in the related Prospectus Supplement will be used to partially redeem some or all classes of the Notes. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium in the amount and to the extent provided in the related Prospectus Supplement.


TRUST PROPERTY..............  The Trust property will include certain retail installment sale contracts initially
                                   transferred to the Trust (the "Initial
                                   Receivables"), as specified in the related
                                   Prospectus Supplement, secured by new or used automobiles and light trucks (the "Initial Financed Vehicles"), certain monies due thereunder on or after a date as specified in the related Prospectus Supplement (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles securing the Initial Receivables, certain bank accounts and the proceeds thereof, all proceeds of the foregoing, any proceeds from claims on certain insurance policies, and certain rights under the Trust Documents. Additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") originated on or before a date as specified in the related Prospectus Supplement, secured by additional new or used automobiles and light trucks (the "Subsequent Financed Vehicles"), certain monies due thereunder on or after a date or dates as specified in the related Prospectus Supplement (the "Subsequent Cut-Off Date"), security interests in the Subsequent Financed Vehicles securing the Subsequent Receivables, certain bank accounts and the proceeds thereof, may be purchased by the Trust from the Seller as specified in the related Prospectus Supplement, from funds on deposit in the related Pre-Funding Account. The Initial Receivables and any Subsequent Receivables related to each series of Securities are hereinafter, collectively, referred to as the "Receivables" and the Initial Financed Vehicles and the Subsequent Financed Vehicles related to each series of

                                   Securities are hereinafter, collectively, referred to as the "Financed Vehicles."

RECEIVABLES.................  The Receivables will be purchased by the Seller from the Servicer in its individual capacity, or from a wholly-owned subsidiary of the Servicer, as specified in the related Prospectus Supplement, pursuant to a Purchase Agreement (the "Purchase Agreement") between the Seller and the Servicer or its subsidiary providing for such purchase. The Receivables comprising the property of the Trust consist of non-prime retail automobile installment sales contracts, with such characteristics, including their weighted average annual percentage rate and their weighted average remaining maturity, as shall be specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT
  CONSIDERATIONS............  The weighted average life of the Securities of the related series will be reduced by full or partial prepayments on the related Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Servicer, its subsidiary and the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables of a Trust.

COLLECTION ACCOUNT...........  With respect to each series of Securities, the
                                   Owner Trustee or the Indenture Trustee will establish and maintain one or more separate accounts (each, a "Collection Account") for the benefit of the Certificateholders and the Noteholders, if any, in the manner specified in each related Prospectus Supplement. On each Distribution Date (as specified in the related Prospectus Supplement, the "Distribution Date"), the Owner Trustee or the Indenture Trustee, as the case may be, will be required to pass through and distribute to the Certificateholders, or pay to the Noteholders, as the case may be, on the date as specified in the related Prospectus Supplement from amounts held in the Collection Account, the amounts of interest, principal or otherwise, distributable with respect to the applicable classes of Certificates and Notes as specified in the related Prospectus Supplement.

SUBORDINATION AND
  CREDIT ENHANCEMENT........  In the event of defaults and delinquencies on the
                                   Receivables, certain distributions of
                                   interest and/or principal with respect to one or more classes of Securities may be subordinated in priority of payment to distributions due on other classes of Securities as specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, one or more classes of Securities may be entitled to the benefits of a spread account, a reserve account, overcollateralization, a policy of insurance, a letter or letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements, which may be subject to certain limitations and exclusions as described in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF
  THE RECEIVABLES...........  In connection with the sale of the Receivables, the security interests in the Financed
                                   Vehicles securing the Receivables have been, or in the case of the Subsequent Receivables, will be, assigned by the Seller to the Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of such security interests to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

REPURCHASES AND PURCHASES
  OF CERTAIN RECEIVABLES....  The Seller will be obligated to repurchase any
                                   Receivable sold to the Trust as to which a security interest in the Financed Vehicle securing such Receivable shall not have been perfected in favor of the Servicer or a subsidiary of the Servicer, if the Owner Trustee or the Indenture Trustee, as the case may be, determines such breach shall materially adversely affect the interest of the Trust in such Receivable and if such failure or breach shall not have been cured by the second Record Date following the discovery by or notice of such breach. The Seller also will be obligated to repurchase any Receivable if the Indenture Trustee or the Owner Trustee, as the case may be, determines the interest of the Trust therein is materially adversely affected by a breach of any other representation or warranty made by the Seller with respect to the Receivable, and if the breach has not been cured by the last day of the second month following the discovery by or notice to the Seller of the breach.

                              The Servicer will be obligated to purchase any
                                   Receivable if a perfected security interest in the related Financed Vehicle is not maintained. See "Certain Legal Aspects of the Receivables".

SERVICING...................  The Servicer will be required to remit collections (exclusive of any portion of such collections on any Receivable allocable to premiums and/or interest thereon for physical damage insurance maintained by the Servicer covering any Financed Vehicle and net of the Supplemental Servicing Fee (as defined herein) amounts included in such collections) to one or more Collection Accounts established with the Owner Trustee or the Indenture Trustee as specified in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the Servicer will receive from the Trust or retain each month a fee for servicing the Receivables in an amount out of the collections on the Receivables. See "The Certificates -- Servicing Compensation."

OPTIONAL PURCHASE...........  With respect to each series of Securities, the
                                   Servicer may purchase all of the Receivables held by the related Trust as of the last day of any month in which the Pool Balance of such Trust at the close of business on the Distribution Date in that month as a percentage of the Original Pool Balance is 10% or less (including any Subsequent Receivables). See "The Certificates -- Termination."

TAX STATUS..................  The anticipated federal income tax consequences of the purchase, ownership and disposition of Securities, and the characterization of each Trust, will be discussed in the related Prospectus Supplement based upon the opinion of counsel to the Seller. See "Certain Federal Income Tax Consequences."

ERISA CONSIDERATIONS  . . . .  Subject to the considerations discussed under
                                      "ERISA Considerations" herein and in the related Prospectus Supplement, and to the extent specified in the related Prospectus Supplement, any Notes included in the offered Securities will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). If no Notes are included in the offered Securities, certain Certificates may be eligible for purchase by employee benefit plans that are subject to ERISA as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATINGS . . . . . . . . . . .  As a condition of issuance, the offered
                                      Securities of each series will be rated
                                      an investment grade, that is, in one of
                                      its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency"), as specified in the related Prospectus Supplement.
                                      The ratings will be based on the
                                      Receivables related to each series, the
                                      terms of the Securities, and the
                                      subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

                                  RISK FACTORS


LIMITED LIQUIDITY

            There is currently no market for the Securities of any series. There can be no assurance that a secondary market for the Securities will develop or, if such a market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

NATURE OF RECEIVABLES; UNDERWRITING PROCESS AND SUBJECTIVE CREDIT STANDARDS

            The underwriting standards applied by the Servicer may not be as stringent as those of other financial institutions or the finance companies of motor vehicle manufacturers, since the Servicer actively solicits dealers to purchase and purchases only non-prime retail automobile installment sale contracts which may not meet the credit standards of primary lenders. Although the Servicer believes that it carefully reviews and evaluates each credit before acceptance, no assurance can be given that the standards employed by the Servicer will be sufficient to protect the Securityholders from loss due to default by the Obligors. See "The Servicer -- Contract Acquisition Program".

LIMITED ASSETS; SUBORDINATION

            No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and/or any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, Securityholders must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, distributions with respect to some or all classes of Certificates may be subordinated in priority of payment to distributions on the Notes, if any, of such series and distributions on other classes of Certificates of such series. Any such subordination or credit enhancement will not cover all contingencies, and losses in excess of such coverage will be required to be borne directly by the affected Security holders. In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS

            In connection with the sale and assignment of Receivables to the related Trust, security interests in the related Financed Vehicles will be assigned by the Seller to the Trust. In most states, such an assignment is an effective conveyance of a security interest without amendment of any such security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, a security interest in a motor vehicle registered in most states in which the Servicer conducts business may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicle registrar or similar state authority, the vehicle's certificate of title, an application containing the name and address of such secured party, and the necessary registration fees.

            Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles related to any Trust will not be endorsed to identify the Trustee as the secured party, and will not be deposited with the motor vehicle registrar or other state authorities in any state. In the absence of such action, the Owner Trustee or the Indenture Trustee, as the case may be, may not have a perfected security interest in the Financed Vehicles related to such Trust in certain states and, in the event that another person obtains a perfected security interest in such a Financed Vehicle subsequent to the transfer of the Receivables to the related Trust, such person might acquire rights in such Financed Vehicle prior to the rights of the Trust. The Seller will covenant to repurchase any Receivable if, on the date of transfer of a Receivable to a Trust a valid, subsisting and enforceable first priority security interest shall not have been perfected in favor of the Servicer or a subsidiary of the Servicer, which shall have been assigned to the Trust, in the related Financed Vehicle. The Servicer will covenant to repurchase any Receivable if, after the transfer of such Receivable to a Trust a valid, subsisting and enforceable first priority interest in the name of the Servicer or a subsidiary of the Servicer is not maintained on behalf of the Trust in the related Financed Vehicle. See "Certain Legal Aspects of the Receivables".

INSOLVENCY RISKS

            The Servicer or the transferring subsidiary of the Servicer will intend that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Servicer or the transferring subsidiary of the Servicer. However, if the Servicer or the transferring subsidiary of the Servicer were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or the Servicer or such subsidiary as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of the Servicer or the transferring subsidiary of the Servicer.
The Seller has taken and will take steps in structuring the transactions contemplated hereby and by any Prospectus Supplement that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the Seller being consolidated with the assets and liabilities of any other person. Nevertheless, if the Servicer or the transferring subsidiary of the Servicer were to become a debtor under any Insolvency Law, and such positions - that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the Seller should be consolidated - were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer or the transferring subsidiary of the Servicer, as the case may be, may have priority over the Trust's interest in such Receivables.

            In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, such Circuit Court found that accounts sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If the Servicer or the transferring subsidiary of the Servicer, as the case may be, were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

SOCIAL, ECONOMIC AND OTHER FACTORS

            Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Receivables. The related Prospectus Supplement will set forth any restrictions imposed by any Trust on concentrations of Receivables thereunder. The ability of the Trust to invest in Receivables is largely dependent upon whether the Obligors thereunder perform the payment and other obligations required by such Receivables in order that such Receivables meet the requirements for transfer to a Trust. The performance by such Obligors may be affected as a result of a variety of social and economic factors. Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by any Obligors, or the availability of Subsequent Receivables in cases where Subsequent Receivables are to be transferred to a Trust as specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

            The weighted average life of the Securities of the related series will be reduced by full or partial prepayments on the related Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Servicer the transferring subsidiary of the Servicer and the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables of a Trust.

            The Servicer has limited historical experience with respect to prepayments, has not as of the date of this Prospectus prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Servicer can make no prediction as to the actual prepayment rates that will be experienced on the Receivables.
The Servicer, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders will include all prepayments (which are not amounts representing Payaheads) on the Receivables. The Securityholders will bear all reinvestment risk resulting from the timing of payments on the Securities, except to the extent of any prepayment premium, if any, described in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

            The Securities will be represented initially by physical Certificates and Notes registered in the name of Cede & Co., the nominee of DTC. Securityholders will be entitled to receive definitive Securities only in certain limited circumstances. See "Certain Information Regarding the Securities -- Book-Entry Registration."

                                   THE TRUSTS

            The Seller will establish a Trust with respect to each series of Securities by selling and assigning the Trust property, as described below, to the Owner Trustee pursuant to the Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, such Trust will have no assets or obligations. Each Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing Certificates and Notes, if any, of such series and distributing payments thereon.

            Each Certificate will represent a fractional undivided ownership interest in, and each Note, if any, will represent an obligation of, the related Trust. The property of the Trust will include, among other things, (a) retail installment sale contracts, as specified in the related Prospectus Supplement, between dealers (the "Dealers") and retail purchasers (the "Obligors") of new or used vehicles and light trucks and (b) all payments due thereunder on or after the Initial Cutoff Date or Subsequent Cutoff Date, as the case may be, as specified in the related Prospectus Supplement, exclusive of a portion of such payments allocable to the premiums and/or interest thereon for physical damage insurance maintained by the Servicer on any Financed Vehicle. The Receivables were or will be originated by Dealers in accordance with the Servicer's requirements under agreements with Dealers for assignment to the Servicer, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. On or before the closing date, specified in the related Prospectus Supplement, the Servicer or a subsidiary of the Servicer, as specified in the related Prospectus Supplement, will sell the Initial Receivables to the Seller for sale to the Trust. Subsequent Receivables, if any, will be conveyed to the Trust during the applicable Funding Period, as provided in the related Prospectus Supplement. Any such Subsequent Receivables will constitute property of the Trust.

            The property of each Trust also will include (i) such amounts as from time to time may be held in separate trust accounts (such as, the "Collection Account," the "Certificate Account" and the "Payahead Account", as may be specified in the related Prospectus Supplement) established and maintained pursuant to the Trust Documents, and the proceeds of such accounts;
(ii) security interests in the related Financed Vehicles and any accessions thereto; (iii) amounts payable to the Servicer under all Dealer Recourse obligations; (iv) the right to proceeds of credit life, credit disability, and physical damage insurance policies covering the related Financed Vehicles; (v) the rights of the Seller under the Trust Documents; (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables, and (vii) any and all proceeds of the foregoing. The property of the Trust does not include any reserve or spread accounts or any Pre-Funding Account established as set forth in the related Prospectus Supplement, although the amounts in each such account will be held by the Owner Trustee or the Indenture Trustee, as the case may be, for the benefit of the holders of one or more classes of Securities, or any financial guaranty insurance policy or other form of credit enhancement which may be issued to or held by the Owner Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

            The Servicer will service the Receivables held by each Trust, and will be compensated for acting as the Servicer. See "Description of the Purchase Agreement and the Trust Documents -- Servicing Compensation." To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Owner Trustee or the Indenture Trustee, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to any Owner Trustee or Indenture Trustee. In the absence of such amendment, an Owner Trustee or Indenture Trustee may not have a perfected security interest in the related Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles." The Owner Trustee and any Indenture Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

            If the protection provided to the holders of any Securities by the subordination of any Securities or by any credit enhancement is insufficient, such Securityholders would have to look for payment on their Securities to the Obligors on the related Receivables, the proceeds from the repossession and sale of the related Financed Vehicles which secure defaulted Receivables, and the proceeds from Dealer Recourse obligations (in the event of a breach of the warranties of such Dealer). In such event, certain factors, such as the Owner Trustee's or the Indenture Trustee's not having perfected security interests in the related Financed Vehicles in all states, may affect such Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders. See "Certain Legal Aspects of the Receivables".

THE OWNER TRUSTEE

            The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the Seller or its successor will be obligated to appoint a successor trustee which is eligible under the related Trust Documents. The Seller also may remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the related Trust Documents. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL

            The Receivables held by each Trust were, or as to Subsequent Receivables will be, purchased by the Servicer or in certain cases by a wholly-owned subsidiary of the Servicer, as specified in the related Prospectus Supplement, in the ordinary course of business pursuant to the Servicer's Contract Acquisition Program. The underwriting standards of the Servicer's Contract Acquisition Program emphasize the Obligor's creditworthiness and ability to repay, as well as the asset value of the Financed Vehicle. Each of the Receivables held by each Trust (i) was or will be originated in the United States, (ii) has or will have a contractual Annual Percentage Rate ("APR") that equals or exceeds 15% or such other percentage as specified in the related Prospectus Supplement, (iii) provides or will provide for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 60 months, (iv) is not more than one month past due as of the Initial Cutoff Date or Subsequent Cutoff Date, if any, as the case may be, as set forth in the related Prospectus Supplement, and
(v) is or will be attributable to the purchase of a new or used automobile or light truck. The Receivables held by each Trust were or will be selected in order to meet the criteria described above, and in the related Prospectus Supplement, and no selection procedures believed to be adverse to the Securityholders of any series were or will be utilized in selecting the Receivables to be held by each Trust from qualifying retail installment sale contracts. Any obligation of any Trust to purchase the Subsequent Receivables shall be subject to such additional conditions as may be specified in the related Prospectus Supplement.

            Information with respect to the Receivables held by each Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion secured by new and used vehicles.

DELINQUENCIES, CHARGE-OFF POLICIES AND NET LOSSES

            Certain information concerning the Servicer's delinquency and loss experience with respect to its portfolio of retail installment sale contracts for new and used automobiles and light trucks acquired pursuant to its Contract Acquisition Program (which may include receivables previously sold which are serviced by the Servicer) will be set forth in the related Prospectus Supplement. Delinquency is recognized by the Servicer on a contractual basis only. Installment payments must equal or exceed 95% of the scheduled payment due for a contract to be considered current. The Servicer's collection policies specifically do not allow payments to be deferred or contracts to be extended by an Obligor. In addition, contracts are not rewritten unless the
Servicer is mandated to do so in accordance with state or federal law.   There
can be no assurance that the delinquency and loss experience on any Receivables held by any Trust will be comparable to prior experience of the Servicer.

            The Servicer's collection and charge-off policies are structured to address the credit risk of the non-prime automobile credit market. The Servicer's policies are believed by it to be generally more stringent than the policies of the major captive finance companies and financial institutions, and are designed to result in obligors making timely payments to the Servicer. The Servicer's policies generally result in (i) the commencement of repossession activities with respect to the vehicle on or about the 30th day of delinquency for contracts acquired under the Servicer's Contract Acquisition Program and
(ii) the recognition of a loss upon the earlier of retaking of the vehicle or the 60th day of delinquency. In both cases, these actions generally are believed by the Servicer to occur earlier than is typical for major captive finance companies and/or financial institutions.

            The Servicer's charge-off policy relating to repossessed vehicles, bankruptcy and "skip" accounts for contracts owned by the Servicer or a subsidiary of the Servicer are as follows: For repossessions, a charge is taken upon taking possession of the vehicle equal to the difference between (x) the then current outstanding principal balance of the receivable and (y) the sum of (i) 80% of current wholesale value, as defined by the most commonly used reference source (i.e. Kelly Blue Book, National Automobile Dealers Association

Official Used Car Guide, etc.) plus (ii) estimated rebates from the cancellation of outstanding insurance policies and/or extended service contracts minus (iii) adjustments for the condition of the collateral. The initial charge is later adjusted to reflect the actual proceeds from the disposition of the repossessed collateral, net of the costs incurred in taking, storing and disposing of the vehicle, and/or actual rebate proceeds. For accounts on which a bankruptcy notice has been received, a charge equal to the then current outstanding principal balance is taken upon the earlier of (i) an obligor allowing the account to become sixty days delinquent or (ii) upon the Servicer's notice of the results of the bankruptcy proceedings. The initial charge is then adjusted, if necessary, to reflect the results of the bankruptcy proceedings. The Servicer classifies the following three types of accounts as "skip" accounts: if the Servicer is unable to contact or locate an obligor for a period of approximately 30 days; if the obligor refuses to provide the Servicer with the location of the collateral; or if the Servicer is unable to repossess the collateral without a breach of the peace. In these cases, a charge equal to the then current outstanding principal balance of the contract is taken. If the Servicer subsequently makes contact with the obligor, current employment and residence information is obtained primarily to expedite the repossession of the collateral and/or the Servicer takes legal action to force the obligor to deliver the vehicle. Upon repossession of the collateral, the initial charge is adjusted by an estimated recovery equal to (i) 80% of current wholesale value, as defined by the most commonly used reference source (i.e. Kelly Blue Book, National Automobile Dealers Association Official Used Car Guide, etc.) plus (ii) estimated rebates from the cancellation of outstanding insurance policies and/or extended service contracts minus (iii) adjustments for the condition of the collateral. Additional adjustments to the initial charge are made as actual proceeds are received in accordance with the process described above for repossessions.

            Charge-off policies for contracts sold to a Trust but serviced by the Servicer are consistent with the description above, except the terms of the Trust Documents require a charge and/or a recovery only to be recognized upon the sale of the repossessed vehicle, and the charge will be equal to the difference between the current outstanding principal balance of the contract at time of repossession and the net proceeds realized from the sale of the vehicle without regard to estimated proceeds from rebatable items, such as outstanding insurance policies and/or extended service contracts. When compared to the Servicer's standard policy, the terms of the Trust Documents result in a timing difference in the recognition of a loss and a difference in the net charge recognized. The timing difference results from two factors, the legal requirement in most states to hold a repossession for a period of time to provide the Obligor with the opportunity to redeem the collateral prior to its sale and the period of time from the expiration of this redemption period to the actual sale date of the vehicle. Generally, the timing difference is approximately three to four weeks, comprised of approximately two weeks plus one to two weeks, respectively. The second difference is in the computation of the charge. As stated above, the Servicer's standard policy for computing the charge to be taken includes estimated net proceeds from rebatable items such as outstanding insurance policies and/or extended service contracts. These estimated proceeds are ignored in computing the charge to be taken for purposes of the Trust Documents. Proceeds from such items are recognized as recoveries upon their receipt.

                      YIELD AND PREPAYMENT CONSIDERATIONS

            Interest paid on the Receivables will be passed through or paid, as the case may be as specified in the related Prospectus Supplement, to Securityholders on each Distribution Date set forth in the related Prospectus Supplement, in an amount equal to one-twelfth of the applicable annual Pass-Through Rate applied to the applicable Certificate Balance or the applicable annual Interest Rate on the applicable Note Balance on the related Record Date specified in the Prospectus Supplement. In the event of prepayments on Receivables, Securityholders will nonetheless be entitled to receive interest for the full month in which such prepayment occurs.

            All the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding. The payment characteristics of the Receivables held by a Trust will be specified in the related Prospectus Supplement.

            The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. The Servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Securityholders of the related Trust. See also "Description of the Purchase Agreements and the Trust Documents -- Termination" regarding the Servicer's option to purchase all of the Receivables of a Trust as of the last day of any month in which the Pool Balance of such Trust at the close of business on the Record Date as a percentage of the Original Pool Balance (including any Subsequent Receivables) is 10% or less.


              CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION

            The "Certificate Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute each month indicating the Certificate Balance, as of the close of business on the Distribution Date as specified in the related Prospectus Supplement in that month as a fraction of the respective original outstanding principal balances of all of the Certificates of such series. The Certificate Factor will not change as a result of the addition of Subsequent Receivables. The "Note Factor" for each class of Notes, if any, will be a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance with respect to such Notes as of each Payment Date as specified in the related Prospectus Supplement as a fraction of the original outstanding principal balance of such class of Notes. Each Certificate Factor and each Note Factor will be 1.0000000 as of the Initial Cutoff Date for such series; thereafter, the Certificate Factor and the Note Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates and the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, as the case may be, as a result of scheduled payments collected, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of the Pre-Funding Account). The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined on any date by multiplying the original denomination of the holder's Certificate by the applicable Certificate Factor as of the close of business on the most recent Distribution Date. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Factor.

            Pursuant to each Trust and pursuant to the related Trust Documents, the Securityholders thereunder will be entitled to receive monthly reports concerning the payments received on the Receivables, additions of Subsequent Receivables, if any, and the reduction in the Pre- Funded Amount, if any, the Certificate Balance, the Note Balance, the Certificate Factor or Certificate Factors for each class of Certificates, the Note Factor or Note Factors for each class of Notes and various other items of information with respect to such series. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities - Statements to Securityholders."

                                USE OF PROCEEDS

            The net proceeds to be received by the Seller from the sale of each series of Securities will be applied to the purchase of Receivables from the Servicer or from a wholly-owned subsidiary of the Servicer owning such Receivables, as specified in the related Prospectus Supplement, and, if specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount, if any, in the Pre-Funding Account and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement.

                                   THE SELLER

            The Seller, a wholly-owned subsidiary of the Servicer, was incorporated in the State of California in October, 1991. The Seller was organized for limited purposes, which include purchasing receivables from the Servicer and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at Oakmont Circle 1, 601 Oakmont Lane, Suite 350, Westmont, Illinois 60559-5549. The telephone number of such offices is (630) 953-6170.

            The Seller has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by the Servicer, or any subsidiary of the Servicer transferring receivables to the Seller, under any Insolvency Law will result in the consolidation of the assets and liabilities of the Seller with those of the Servicer or such subsidiary of the Servicer. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to Articles of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's Articles of Incorporation include a provision that requires the Seller to have two directors who qualify under the Articles of Incorporation as "Independent Directors."

            If, notwithstanding the foregoing measures a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of the Servicer, or any subsidiary of the Servicer transferring receivables to the Seller, in the event of the application of any Insolvency Law to the Servicer or such subsidiary of the Servicer, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.


                                  THE SERVICER

            The Servicer is an Ohio corporation and a wholly-owned subsidiary of KeyCorp, an Ohio financial services holding company headquartered in Cleveland, Ohio. The Servicer was newly formed in 1995 to facilitate the consummation of a merger, which became effective September 27, 1995, pursuant to which AutoFinance Group, Inc., a California corporation ("AFG"), merged with and into the Servicer, with the Servicer continuing as the surviving corporation under the name "AutoFinance Group, Inc." The Servicer continues the business of AFG. AFG was incorporated in November, 1980 in the State of California. AFG succeeded to the business of a privately owned corporation begun in 1989, which merged on August 23, 1990 into AFG, and at that time AFG entered into the business of acquiring and servicing non-prime automotive receivables. The executive offices of the Servicer are located at Oakmont Circle 1, 601 Oakmont Lane, Westmont, Illinois 60559-5549, and its telephone number is (630) 655-7100.

            The Servicer is an automotive finance company engaged primarily in the indirect financing (the purchase of contracts from Dealers) of automotive purchases by individuals with non-prime credit. The non-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history, or their limited financial resources. The Servicer serves as an alternative source of financing to automotive dealers and offers such automotive dealers the opportunity for increased sales to customers who typically do not qualify for financing by the automotive dealers' traditional financing sources. The Servicer as of June 30, 1994 does business with approximately 700 franchised new car dealers in 18 states. From time to time, the Servicer may determine to commence business in additional jurisdictions or cease doing business in any state in which it presently does business. The related Prospectus Supplement will specify the geographic distribution of the specific Receivables included in the related Trust. In certain cases the Servicer may effect purchases of contracts, or may hold and effect ownership of contracts, by means of a wholly-owned subsidiary. The related Prospectus Supplement will specify whether any specific Receivables included in the related Trust have been so acquired or held and the reasons a subsidiary was used by Servicer.

            The Servicer has focused its efforts in the non-prime market because of its ability to evaluate the unique credit risks associated with this market segment and to effectively service (collect) the resulting receivables. The Servicer has developed sophisticated processing systems and controls specifically designed to screen credit applicants and eliminate those whose credit quality is deteriorating or whose credit characteristics suggest too great a probability of default. These systems and controls consist of a comprehensive evaluation process of multiple credit bureau reports as well as extensive verification processes for screening applicant and dealer provided information. In addition, the Servicer has developed proactive, rather than reactive, collection procedures and systems that are designed to ensure that the customers clearly understand their credit obligations. For example, the Servicer utilizes a monthly billing system rather than the more conventional use of coupon books in order to continually remind the customers of their monthly payment obligations and has established a "welcoming" process that educates the customers, both orally and in writing, of their obligations.

THE NON-PRIME CREDIT MARKET AND COMPETITION

            The non-prime credit market is comprised of individuals who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history, or their limited financial resources. According to the Consumer Bankers Association, total automobile credit outstanding in 1992 amounted to approximately $259.4 billion, of which approximately $72.8 billion consisted of personal finance company portfolios. The Servicer is unaware of any authoritative estimates of the size of the non-prime portion of this market.

            The non-prime credit market is highly fragmented and historically has been serviced by a variety of financial entities, including captive finance arms of major automotive manufacturers, banks, savings and loans institutions, independent finance companies, credit unions, small loan companies, industrial thrifts and leasing companies. Many of these financial organizations do not consistently solicit business in, or have withdrawn from, this credit market. The Servicer believes that captive finance companies generally focus their marketing efforts on this market when inventory control and/or production scheduling requirements of their parent organizations dictate a need to enhance sales volumes and then exit the market once these sales volumes are satisfied. The Servicer also believes that increased regulatory oversight and capital requirements imposed by market conditions and governmental agencies have limited the activities of many banks and savings and loans institutions in this credit market. In many cases those organizations electing to remain in the auto finance business have migrated toward higher credit quality customers to allow reductions in their overhead cost structures. As a result, the non-prime credit market is primarily serviced by smaller finance organizations that solicit business when and as their capital resources permit. The Servicer's strategy is designed to capitalize on the market's lack of a major, consistent financing source.

BUSINESS STRATEGY AND GROWTH STRATEGY

            The Servicer's business strategy is focused upon achieving the following objectives:

            EFFECTIVE EVALUATION OF CREDIT RISK

            The Servicer recognizes that while an individual's credit profile is dynamic, the effective evaluation of the profile is essential to the accurate assessment of probable performance. The Servicer has developed, and is constantly refining, the processing systems and controls specifically designed to support its evaluation process. The Servicer utilizes these systems and controls to assess each applicant's ability to repay the amounts due on the contract and the adequacy of the financed vehicle as collateral.

            CONSISTENCY IN CREDIT DECISIONS

            The Servicer has designed and implemented processing systems and controls and has trained its personnel to achieve the consistent application of the Servicer's credit standards between its credit offices and among its credit analysis personnel.

            CONTROL OF LOSSES THROUGH EFFECTIVE SERVICING

            The Servicer's collection activities incorporate proactive, rather than traditional reactive, procedures and systems. The objective of these procedures and systems is to identify and educate those individuals generally willing to comply with the terms and conditions of their installment contract, and to emphasize, through timely follow-up contacts, the Servicer's expectations as to compliance.

CONTRACT ACQUISITION PROGRAM

            The Servicer's Contract Acquisition Program is designed to acquire automotive contracts through (i) the purchase of such contracts from franchised new car dealers and (ii) the bulk purchase of receivable portfolios from financial organizations.

            INDIRECT FINANCING

            The cornerstone of the Servicer's operations is its indirect financing of automotive purchases by individuals with non-prime credit. Targeted to franchised new car dealers in selected markets within the United States, this service offers dealers the opportunity for increased vehicle sales to customers who typically do not qualify for financing by the dealers' traditional financing sources.

            DEALER SOLICITATION. The Servicer solicits business from dealers through its marketing representatives. The Servicer's representatives identify and target franchised new car dealers that have established, or are considering establishing, customer solicitation programs designed to attract non-prime credit consumers. Within each market area, the Servicer's representatives typically focus upon approximately 20 to 40 primary dealers. Once selected, if the Dealer is interested in the Servicer's financing program, the Dealer and the Servicer enter into a non-exclusive written dealer agreement (a "Dealer Agreement"). The Servicer's Dealer Agreements generally provide that contracts are sold by the Dealer to the Servicer "without recourse" to the Dealer, except in limited circumstances including, among others, that: (i) the financed vehicle is not properly registered showing the Servicer as legal owner; (ii) the full down payment specified in the contract was not received by the Dealer in cash; (iii) certain representations and warranties by the Dealer regarding the contract, the financed vehicle, the contract process and manner of sale are breached or untrue; or (iv) the Dealer has failed to comply with applicable law.


            The Servicer's representatives train the Dealer's personnel in the Servicer's finance programs. This training is continuous since dealerships generally experience a relatively high degree of personnel turnover. The training provided by the Servicer is designed to assist the Dealer in identifying consumers who will qualify for financing by the Servicer and structuring transactions that meet the Servicer's requirements. The Servicer's representatives reside in their assigned market territories to facilitate the servicing of their Dealers.

            In the event that an individual elects to finance the purchase through a Dealer, the Dealer will submit a customer's credit application to the Servicer and other financing sources for a review of the customer's credit worthiness and proposed transaction terms. Such reviews generally take into account, among other things, the individual's credit history and capacity to pay, residence and job stability. After reviewing the credit application, each finance source will notify the Dealer whether it is willing to purchase the contract and, if so, under what conditions. If more than one finance source has offered to purchase the contract, the

Dealer typically will select the source based on an analysis of the "buy rate," or the interest rate, fees and other terms and conditions stipulated by the finance source.

            CREDIT EVALUATION PROCEDURES. The Servicer has developed sophisticated processing systems and controls specifically designed to support its evaluation process of non-prime credit applicants. This process consists of a comprehensive evaluation of multiple credit bureau reports in order to eliminate individuals whose credit quality is deteriorating, suggests too great a probability of default or whose credit experience is too limited for the Servicer to assess the probability of performance. The Servicer also may require verification of certain applicant and/or Dealer provided information prior to making its credit decision. This verification process in many instances requires submission of supporting documentation and is performed solely by Servicer personnel.

            After receiving the applicant's credit application, the information extracted from the credit bureau reports, the application and the proposed transaction are reviewed on the basis of the Servicer's credit and transaction structure criteria and the credit decision is made. This decision may be to
(i) approve the application; (ii) approve the application with conditions; or
(iii) decline the application. The credit analyst documents the decision and the Dealer is automatically notified by facsimile transmission.

            LOSS EXPOSURE MANAGEMENT. The Servicer has designed its finance programs to limit the loss exposure on each transaction. The degree of exposure in any transaction is a function of: (i) the extent of credit granted compared to the value of the underlying collateral; (ii) the possibility of physical damage to, or the loss of, the collateral; and (iii) the potential for any legal impediment to the collection of the obligation or the repossession of the collateral. The Servicer seeks to control loss exposure by: (i) limiting the credit it is willing to extend based upon its assessment of the value of the underlying collateral; (ii) requiring physical damage insurance to be maintained at all times to protect its financial interest; and (iii) determining whether the applicant has sufficient disposable income to meet such applicant's existing obligations, including the obligations resulting from the proposed transaction.

            Upon purchase of the contract, the Servicer acquires a security interest in the vehicle financed. Unless otherwise specified in the related Prospectus Supplement, all contracts purchased by the Servicer are fully amortizing and provide for equal payments over the term of the contract (typically 24 to 60 months). The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated. In the event that state law provides for more than one method of allocating principal and interest, the terms of the acquired contract are applied.

            CONTRACT PROCESSING. Upon submission by the Dealer of the contract and related documentation, the Servicer completes a series of processes and procedures which are designed to: (i) substantiate the accuracy of information critical to the Servicer's original credit decision; (ii) verify that the contract submitted by the Dealer complies with both the conditions under which the credit approval was granted and the Servicer's transaction structure criteria; and (iii) confirm that the documentation complies with the Servicer's loss management requirements. These processes and procedures include the verification of employment, income, collateral and insurance prior to the contract being released for purchase.

            CONTRACT PURCHASE. Upon a contract being released for purchase, the Servicer prepares and issues a check to the Dealer in the appropriate amount, and issues a "welcome" letter to the obligor. This letter provides the obligor with the Servicer's mailing address and telephone number for future reference, and advises the obligor that a billing statement will be mailed approximately 15 days prior to each payment due date.

            BULK PURCHASES OF CONTRACTS

            The Servicer's Contract Acquisition Program includes the bulk purchase of receivables from financial organizations. Bulk purchase portfolio candidates are subjected to a detailed evaluation performed solely by the Servicer personnel. While this evaluation process differs substantially from the indirect financing





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
process described above, the objectives are the same: assessment of the probability of performance in accordance with the terms of the contract and limitation of loss exposure on each transaction. Purchase agreements between the Servicer and the financial organization typically are non-recourse to the financial organization, except that such organization is obligated to repurchase contracts that do not meet certain limited representations and warranties. To date, the Servicer has completed two bulk purchases of receivables. The collection performances of each such bulk purchase has been as expected based on analyses conducted by the Servicer at the time of purchase of each such portfolio. The principal amount of each such portfolio has been reduced substantially to zero. The related Prospectus Supplement may describe further the Servicer's evaluation criteria for bulk purchased receivables if such receivables are included in the Receivables related thereto.

CONTRACT SERVICING AND ADMINISTRATION

            The Servicer's contract servicing and administration activities relate to the administration and collection of the contracts and have been specifically tailored to the unique challenges of non-prime credits. Through such services, the Servicer: (i) collects payments; (ii) accounts for and posts all payments received; (iii) responds to obligor inquiries; (iv) takes all necessary action to maintain the security interest granted in the financed vehicle; (v) investigates delinquencies and communicates with the obligor to obtain timely payments; (vi) reports tax information to the obligor; (vii) monitors the contract and its related collateral; and (viii) when necessary, repossesses and disposes of the financed vehicle.

            The Servicer's activities incorporate proactive, rather than traditional reactive, procedures and systems. For example, the Servicer has established a "welcoming" process through which the Servicer attempts to educate obligors, both orally and in writing, upon the Servicer's purchase of their contract. This process is designed to ensure that obligors clearly understand their credit obligations, including their responsibility to maintain insurance coverage on the financed vehicle. This process also includes a detailed review of the terms of the contract with particular emphasis on the amount and due date of the obligor's payment obligation and the Servicer's expectations as to the timely receipt of payments.

            In addition, the Servicer utilizes a monthly billing statement system (rather than the more conventional use of payment coupon books) to remind obligors of their monthly payment obligations. This system also serves as an early warning mechanism in the event the obligor has failed to notify the Servicer of an address change. The Servicer also contacts the obligors substantially earlier than is customary in the industry, commencing within 24 hours of an obligor's due date (as compared to the more conventional initial contact between the 17th and 21st day) and continuing until payment has been received. The Servicer believes that early and frequent contact with the obligor reinforces the individual's obligation and the Servicer's expectation for timely payment and serves to expedite payments.

            DELINQUENCY CONTROL AND COLLECTION STRATEGY

            The Servicer's customer service management personnel review any account that reaches 15 days of delinquency to assess the collection efforts to date and to refine, if appropriate, the collection strategy. The Servicer does not allow contracts to be extended or re- written or payments to be deferred. The Servicer's policies therefore limit its available remedies to the collection of monies due. The Servicer's customer service personnel, together with senior management, generally will design a collection strategy that includes a specific deadline within which the obligation must be collected. Accounts that have not been collected during such period are again reviewed, and, unless there are specific circumstances which warrant further collection efforts, the account is assigned to outside agencies for repossession. Repossessed vehicles are generally resold by the Servicer through wholesale auctions which are attended principally by dealers. Regardless of the actions taken or circumstances surrounding a specific delinquent account, any account which reaches 60 days of delinquency is charged-off and the obligor is pursued, subject to any legal limitations, for both the collateral and deficiency.





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
            Except for repossessions, policies for charging-off an account do not differ based upon whether a receivable is owned by the Servicer or the transferring subsidiary of the Servicer, or was sold to a Trust but is being serviced by the Servicer. For receivables wholly-owned by the Servicer or the transferring subsidiary of the Servicer, repossession losses are recognized upon repossession of the vehicle based on the difference between the outstanding principal balance of the receivable and the estimated sales proceeds and rebates of insurance and/or extended service contracts. The initial charge is then adjusted for actual sales proceeds, net of the costs incurred in taking, storing and disposing of the vehicle, and/or actual rebate proceeds. For receivables previously sold to a Trust but serviced by the Servicer, repossession losses are recognized upon the sale of the repossessed vehicle based on the difference between the outstanding principal balance and the net sales proceeds. Upon repossession but prior to the sale of the related vehicle, these contracts are considered to be "non-liquidated receivables." Additionally, repossession losses on receivables sold to a Trust but serviced by the Servicer give no effect to estimated rebates of insurance and/or extended service contracts; proceeds from such items subsequent to the sale of the repossessed vehicle are recognized as recoveries upon their receipt. Accordingly, non-liquidated receivables are not reflected in the Servicer's delinquency experience nor are losses prior to sale or recoveries for insurance and other rebatable items prior to receipt reflected in the Servicer's loss experience.

            Contracts acquired as a result of a bulk purchase are subject to the same contract servicing and administration activities, policies and procedures with two exceptions. First, the Servicer's "welcoming" process is limited to written communication with contract obligors and is adjusted to reflect the contract status at the date of portfolio purchase. Second, delinquencies in excess of 60 days may not be charged-off if the individual has indicated a willingness to bring the account current within an acceptable period of time. The Servicer's initial tolerance for delinquencies in excess of 60 days is based upon the condition of the portfolio at the time of purchase and the effectiveness of the seller's servicing activity. This tolerance level is reduced typically over a period of between three to twelve months as customers adjust to the Servicer's collection policies and procedures. At the end of this adjustment period, the accounts are fully subject to the Servicer's standard policies and procedures.

            During the evaluation of the bulk purchased portfolios, the Servicer develops loss estimates which are based, in part, on the value of the underlying collateral and a review of the contract files. The Servicer's purchase price for the contract portfolios purchased in bulk includes, among other valuation adjustments for credit and other risks, an initial loss allowance for the contracts. As bulk purchased receivables are charged-off, the losses are charged to the related valuation loss reserve until such reserve is fully depleted. These valuation loss reserves have been sufficient to date to cover all losses incurred on bulk purchased portfolios.


                                THE CERTIFICATES

GENERAL

            With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into among the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, if any, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of such forms of Trust Documents.

            Each class of Certificates will initially be represented by a single Certificate registered in the name of Cede & Co., the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities -- Book-Entry Registration." The Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

            The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, except to the extent specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect to the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

            In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

            A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Notes will be issued as a part of any series if and as specified in the related Prospectus Supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the following summary may be supplemented by the related Prospectus Supplement.

            Each class of Notes will initially be represented by a single Note registered in the name of the Nominee of the Depository. See "Certain Information Regarding the Securities -- Book-Entry Registration." Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee will initially be designated as the registrar for the Notes of any series.

PRINCIPAL AND INTEREST ON THE NOTES

            The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Except to the extent provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

            In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payments in respect of principal and interest on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

THE INDENTURE

            A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to any holder of Notes issued thereunder.

            MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Seller and the Servicer, but without the consent of the related Noteholders, and with notice to the applicable Rating Agencies, the Indenture Trustee (on behalf of such Trust) may enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to evidence and provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder.

            MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Seller and the Servicer, and the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a "Note Majority"), and with notice to the applicable Rating Agencies, the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

            Without the consent of the issuer of any credit enhancement, if any, as specified in a Prospectus Supplement, and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (ii) reduce the percentage of the aggregate amount





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
of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iii) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (iv) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (v) modify any provision except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to add provisions which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

            EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure to make any required payment of principal on the Notes when the same becomes due and payable; (iii) any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith, proving to have been incorrect in any material respect as of the time the same was made and the incorrectness of which materially and adversely affects the rights of the related Noteholders and continues to be incorrect; (iv) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of the related Noteholders and continues for 30 days after the giving of written notice of such failure to the Seller or the Servicer, as applicable, by the Indenture Trustee or to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the final scheduled Payment Date, if any, for such class) will generally be determined by the amount available to be deposited in the Note Distribution Account for such Payment Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

            If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

            If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 66-2/3% of the aggregate principal balance of the outstanding related Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid





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
principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

            Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

            No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

            If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

            In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year after the payment of all of the Notes issued by such Trust, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

            Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

            CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,
(iv) the Owner Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) the issuer of any credit enhancement, if any, as specified in the related Prospectus Supplement, has consented to such merger or consolidation and (vi) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger will not have any material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.





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
            Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

            No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

            ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

            INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

            SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

            The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for one series of Notes may serve as the Owner Trustee with respect to another series of Securities. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee eligible under the Indenture. The Seller may also remove the Indenture Trustee, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the issuer of any credit enhancement, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

            The Securities of each series initially will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and





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
facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

            Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities, from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

            Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

            With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

            With respect to any series of Securities, except as specified in the related Prospectus Supplement, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) the Seller advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Seller, is unable to locate a qualified successor, (ii) the Seller at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book- entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

            DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such





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
Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

            Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

            On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a Statement to be delivered to the related Noteholders on such Payment Date.
Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

            (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

            (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

            (iii) the Certificate Balance and the Certificate Factor for each class of Certificates and the aggregate outstanding principal balance and, if applicable, the Note Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

            (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

            (v) the Pass-Through Rate, Interest Rate or other applicable rate of return, if any, for the next period for any class of Certificates or Notes with variable or adjustable rates;

            (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under any credit enhancement; and

            (vii) such other information as may be specified in the related Prospectus Supplement.

            Each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

            Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

            Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax return. See "Certain Federal Income Tax Consequences."

LIST OF SECURITYHOLDERS

            At such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

            At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.


                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

            The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from the Servicer or a subsidiary of the Servicer, as specified in the related Prospectus Supplement, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a Securityholder described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of Purchase Agreement and the Trust Documents.

SALE AND ASSIGNMENT OF RECEIVABLES

            On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, the Servicer or a subsidiary of the Servicer, as specified in the related Prospectus Supplement, will enter into a Purchase Agreement with the Seller pursuant to which the Servicer or its subsidiary will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire





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
interest in and to the related Receivables, (exclusive of any portion of payments on such Receivables allocable to premiums and/or interest thereon for physical damage insurance maintained by the Servicer on the Financed Vehicles) including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, the Servicer or its subsidiary will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any of the Receivables of a Trust, the Owner Trustee will be entitled to require the Servicer or its subsidiary to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any, and such rights may be enforced directly by the Indenture Trustee.

            On the Closing Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, (exclusive of any portion of payments on such Receivables allocable to premiums and/or interest thereon for physical damage insurance maintained by the Servicer on the Financed Vehicles) including its security interest in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

            In the Purchase Agreement, the Servicer or its subsidiary will represent and warrant to the Seller, and in the Trust Documents, the Seller will represent and warrant to the Owner Trustee or the Indenture Trustee, as the case may be, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with the Servicer's normal requirements; (iii) at the date of issuance of the Certificates and any Notes, the Initial Receivables and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims against it have been asserted or threatened; (iv) at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, each of the Initial Receivables or Subsequent Receivables, as the case may be, is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Servicer; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

            As of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller which the Owner Trustee or the Indenture Trustee, as the case may be, determines materially and adversely affects the interests of the Securityholders in a Receivable, the Seller, unless it cures the breach, will be required to purchase the Receivable from the Owner Trustee, and Servicer or the transferring subsidiary of the Servicer will be required to purchase the Receivable from the Seller, at a price equal to the amount of outstanding principal and accrued interest of the Receivable (including one month's interest thereon, in the month of payment, at the APR less the Servicing Fee Rate), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (such price is hereinafter referred to as the "Purchase Amount"). The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for any such uncured breach.

CUSTODY OF RECEIVABLE FILES

            Pursuant to the Trust Documents, the Servicer will service and administer the Receivables. The Trust Documents will also designate the Servicer as custodian to maintain possession, as the Owner Trustee's





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
and Indenture Trustee's, if any, agent, of the retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to a Trust so long as Servicer is servicing the Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables to the Seller and by the Seller to the Owner Trustee will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Owner Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Owner Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles".

ACCOUNTS

            The Servicer will establish two accounts in the name of the Owner Trustee or the Indenture Trustee, as specified in the related Prospectus Supplement, on behalf of the Securityholders, the first into which certain payments made on or with respect to the Receivables will be deposited (the "Collection Account"), and the second from which all distributions with respect to the Receivables and the Securities will be made (the "Distribution Account"). The Collection Account shall be maintained with the Owner Trustee or the Indenture Trustee, if the Securities include any Notes, so long as (i) its short-term unsecured debt obligations have a rating no lower than A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service or such other rating as may be specified in the related Prospectus Supplement (the "Required Deposit Rating") or (ii) such Account is maintained in the trust department of the Owner Trustee or the Indenture Trustee, as the case may be. If the short-term unsecured debt obligations of such Owner Trustee or Indenture Trustee do not have the Required Deposit Rating, the Servicer shall, with such Owner Trustee's or Indenture Trustee's assistance as necessary, be required to cause the Collection Account to be moved to a bank whose short-term unsecured debt obligations have such a rating or moved to the trust department of such Owner Trustee or Indenture Trustee. The Collection Account and the Certificate Account shall initially be maintained in the trust department of the Owner Trustee or the Indenture Trustee, as the case may be.

            The Servicer will also establish an additional account (the "Payahead Account") in the name of the Owner Trustee or the Indenture Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below ("Payaheads") will be deposited until such time as the payment falls due. The Payahead Account will be established initially and maintained with the Owner Trustee or the Indenture Trustee for so long as (i) its short-term unsecured debt obligations have the Required Deposit Rating or
(ii) such Account is maintained in its trust department.

            In addition, the Servicer will establish as additional segregated trust accounts, if specified in the related Prospectus Supplement, a Pre-Funding Account and one or more spread accounts or reserve accounts in the name of the Owner Trustee or the Indenture Trustee on behalf of the Securityholders.

SERVICING PROCEDURES

            The Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will be required to continue such collection procedures as it follows with respect to its own automotive retail installment sale contracts, in a manner consistent with the Trust Documents. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.





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
COLLECTIONS

            The Servicer will be required to deposit all payments on Receivables received (exclusive of any portion of such payments on such Receivables allocable to the premium and/or interest thereon for physical damage insurance maintained by the Servicer covering any Financed Vehicle and net of the Supplemental Servicing Fee amounts included in such payments) and all proceeds of Receivables collected during each Collection Period (net of any amounts payable to the Servicer as servicing compensation, if specified in the related Prospectus Supplement) into the Collection Account as specified in the related Prospectus Supplement. The Servicer, the transferring subsidiary of the Servicer or the Seller, as the case may be, will be required to remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date.

            For purposes of the Trust Documents, collections on a Receivable made during a Collection Period are required to be applied first to the scheduled payment thereof. To the extent that such collections on a Receivable during a Collection Period exceed the scheduled payment on such Receivable, the collections (other than Payaheads) are required to be applied to prepay the Receivable in full. Except in the case of simple interest Receivables, if the collections are insufficient to prepay the Receivable in full, they generally are required to be treated as Payaheads until such later Collection Period as such Payaheads may be applied either to the scheduled payment or to prepay the Receivable in full.

SUBSEQUENT RECEIVABLES

            Subject to the conditions described below, if specified in the related Prospectus Supplement, the Seller will designate Subsequent Receivables to be sold to the Trust during the Funding Period, as of each Subsequent Cutoff Date. Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Purchase Agreement; (ii) none of the Servicer, the transferring subsidiary of the Servicer or the Seller will select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Securityholders; (iii) the Servicer, the transferring subsidiary of the Servicer and the Seller will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; (iv) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the criteria described in related Prospectus Supplement and (v) the Rating Agencies shall not have notified the Seller in writing that following such addition any Securities will no longer be rated at least at the investment grade rating specified in the related Prospectus Supplement by the applicable Rating Agencies.

            Any Subsequent Receivables may have been originated by the Servicer using credit criteria different from those which were applied to the Initial Receivables, and which meet the conditions referred to above.

SERVICING COMPENSATION

            The Servicer is entitled under the Trust Documents to receive or retain, as specified in the related Prospectus Supplement on each Distribution Date a servicing fee (the "Servicing Fee") for the related Collection Period at the rate specified in the related Prospectus Supplement (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Collection Period. The Servicer is also entitled to retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late fees, prepayment fees and other administrative fees and expenses collected during the Collection Period plus reinvestment proceeds on any payments received in respect of Receivables. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee or Supplemental Servicing Fee for any Collection Period to and until a later Collection Period for any reason, including in order to avoid a shortfall in any payments due on any Securities. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.





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
            The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Securityholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Owner Trustee and any Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

MANDATORY PREPAYMENT

            To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Distribution Date on which the Funding Period ends (or on the Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, a limited recourse mandatory prepayment premium (the "Prepayment Premium") will be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium will be specified in the related Prospectus Supplement. The Trust's obligation to pay the Prepayment Premium shall be limited to funds which are received from the Seller under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any Securities do not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

            With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

            The amounts and types of credit enhancement, and the provider of any credit enhancement, if any, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of the subordination of one or more classes of Securities, a spread account or other type of reserve account, overcollateralization, financial guaranty insurance policy, letter of credit, credit or liquidity facility, repurchase obligation, third party payment or other support, cash deposit or such other arrangement, or any combination of two or more of the foregoing, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

            The presence of credit enhancement is intended to enhance the likelihood of receipt by the credit enhanced Securityholders of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class of Securities





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
will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

            The Trust Documents will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee, if any, on or before October 31 of each year, beginning in the calendar year following the establishment of the related Trust, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) with certain standards relating to the servicing of the Receivables, the Servicer's accounting and computer systems with respect thereto, and certain other matters.

            The Trust Documents will also provide for delivery to the Owner Trustee and the Indenture Trustee, if any, on or before October 31 of each year, commencing in the calendar year following the establishment of the related Trust, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Trust Documents throughout the preceding twelve months ended June 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

            Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Owner Trustee or the Indenture Trustee, as the case may be.

CERTAIN MATTERS REGARDING THE SERVICER

            The Trust Documents will provide that the initial Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Owner Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents.

            The Trust Documents will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to any Trust or any Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents, the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor out of any Account held by the Owner Trustee or the Indenture Trustee, as applicable.

            Any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Seller,





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
as the case may be, which assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under the Trust Documents. The Servicer may at any time perform certain specific duties as Servicer through other subcontractors.

EVENTS OF DEFAULT

            "Events of Default" under the Pooling and Servicing Agreements or the Sale and Servicing Agreements, as the case may be, will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee, as applicable, (x) for distribution to the Securityholders, or deposit in an applicable spread account or reserve account, any required payment, which failure continues unremedied for three Business Days or (y) the Servicer's Certificate on the related Determination Date that shall continue unremedied for a period of ten Business Days, in either case (x) or (y) after written notice from the Owner Trustee or the Indenture Trustee, as applicable, is received by the Servicer or after discovery by an officer of the Servicer; (ii) any failure by the Seller or the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Trust Documents which failure materially and adversely affects the rights of Securityholders and which continues unremedied for 90 days after the giving of written notice of such failure (1) to the Seller or the Servicer, as applicable, by the Owner Trustee or the Indenture Trustee, or (2) to the Seller or the Servicer, as applicable, and to the Owner Trustee or the Indenture Trustee by Securityholders evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

            As long as an Event of Default under the Pooling and Servicing Agreements or the Sale and Servicing Agreements, as the case may be, remains unremedied, the Owner Trustee or the Indenture Trustee or the Securityholders evidencing not less than 51% of a class of Securities constituting at least 51% of the then Pool Balance for such series may terminate all the rights and obligations of the Servicer under the Trust Documents, whereupon the Owner Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Trust Documents and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Owner Trustee, the Indenture Trustee or the Securityholders from effecting a transfer of servicing. In the event that the Owner Trustee is unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $75,000,000 and whose regular business includes the servicing of automotive receivables. The Owner Trustee, or any person appointed as successor Servicer, shall be the successor in all respects to the predecessor Servicer under the Trust Documents and all references therein to the Servicer shall apply to such successor Servicer. The Owner Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer, as Servicer, under the Trust Documents.


WAIVER OF PAST DEFAULTS

            The Securityholders evidencing not less than 51% of a class of Securities constituting at least 51% of the then Pool Balance for such series may waive any default by the Servicer in the performance of its obligations under the Trust Documents and its consequences, except a default in making any required deposits to the Collection Account or the Certificate Account or Payahead Account in accordance with the Trust Documents. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.





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
AMENDMENT

            The Trust Documents may be amended by the Seller, the Servicer, and the Owner Trustee and/or the Indenture Trustee, as applicable, without the consent of any Securityholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Trust Documents which are not inconsistent with the provisions of the Trust Documents; provided that such action will not, in the opinion of counsel satisfactory to the Owner Trustee or the Indenture Trustee, as applicable, materially and adversely affect the interest of any Securityholder. The Trust Documents may also be amended by the Seller, the Servicer, and the Owner Trustee and/or the Indenture Trustee with the consent of the Securityholders evidencing not less than 51% of a class of Securities constituting at least 51% of the then Pool Balance for such series, or, if less, 51% of the outstanding Securities for the affected class with respect to which a Trust Document is to be amended, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Security or change the Pass-Through Rate, the Interest Rate, any spread account or reserve account balance or other credit enhancement with respect to such Securities or (ii) reduce the aforesaid percentage of Securities required to consent to any such amendment, without the consent of the holders of all Securities of such class. Notwithstanding the foregoing, however, no consent of any Securityholder shall be required in connection with any amendment of any class of Securities which are wholly-owned by the Seller, or in order for the Seller to sell, assign, transfer or otherwise dispose of the any Securities or any interest therein, owned by the Seller. In addition, the related Prospectus Supplement may specify other amendments or exclusions, such as amendments to permit all or any portion of the interest and/or principal payable to a subordinated class of Certificateholders to be excluded from a spread account, which do not require the consent of all of the Securityholders under the Trust Documents.

TERMINATION

            The respective obligations of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee pursuant to the Trust Documents will terminate upon (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables in such Trust and (ii) the payment to the Securityholders of all amounts required to be paid to them pursuant to the Trust Documents. In order to avoid excessive administrative expenses, the Servicer, or its successor, is permitted at its option to purchase from any Trust, as of the last day of any month as of which the Pool Balance is 10% or less of the original Pool Balance (including any Subsequent Receivables), all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early prepayment of the Securities. The Owner Trustee or the Indenture Trustee, as applicable, will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of such holder's Security at any office or agency of the Owner Trustee or the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Owner Trustee or the Indenture Trustee, as applicable, has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the American Cancer Society, Chicago Division.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

            The Owner Trustee and any Indenture Trustee will make no representations as to the validity or sufficiency of the Trust Documents, the Certificates (other than the authentication of the Certificates) or the Notes or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates, the Notes or the Receivables. The Owner Trustee and any Indenture Trustee have not independently verified the Receivables. If no Event of Default has occurred, the Owner Trustee or the Indenture Trustee is required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties are limited to the





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
receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee or the Indenture Trustee under the Trust Documents, in which case it is only required to examine them to determine whether they conform to the requirements of the Trust Documents. The Owner Trustee and any Indenture Trustee shall not be charged with knowledge of a breach of a representation or warranty, or a failure by the Servicer to perform its duties under the Trust Documents which failure constitutes an Event of Default unless the Owner Trustee or the Indenture Trustee obtains actual knowledge of such breach or such failure as specified in the Trust Documents.

            The Owner Trustee and any Indenture Trustee are under no obligation to exercise any of the rights or powers vested in them by the Trust Documents or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to the Owner Trustee or the Indenture Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Document or any related agreement, unless such holder previously has given to the Owner Trustee or the Indenture Trustee written notice of default and unless the Securityholders then outstanding evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series have made written request upon the Owner Trustee or the Indenture Trustee to institute such proceeding in its own name as Owner Trustee or Indenture Trustee thereunder and have offered to the Owner Trustee or Indenture Trustee reasonable indemnity and the Owner Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

            The Owner Trustee and any Indenture Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee or the Indenture Trustee, in its individual capacity or otherwise, may hold Securities in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee by the Trust Documents shall be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

            The Owner Trustee and any Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee.
The Seller may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Documents, becomes legally unable to act or becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee. Any resignation or removal of the Owner Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Any Indenture Trustee may be removed as set forth in the related Prospectus Supplement.

            The Trust Documents will provide that the Servicer will pay the Owner Trustee's and any Indenture Trustee's fees. The Trust Documents will further provide that the Owner Trustee and any Indenture Trustee will be entitled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or any Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Trust Documents will further provide that the Servicer will indemnify the Owner Trustee and any Indenture Trustee for certain taxes that may be asserted in connection with the transaction.





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
                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

            In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code (the "UCC") in such states. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the Servicer's consent.

            Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In the states in which a majority of the Receivables have been originated, a security interest in a vehicle generally may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicles registrar, or similar authority, along with any necessary registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

            Pursuant to the Purchase Agreement, the Servicer, or a subsidiary of the Servicer then owning the Receivables, as specified in the related Prospectus Supplement, will assign its security interests in the Financed Vehicles securing the Receivables to the Seller and, pursuant to the Trust Documents, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Owner Trustee. However, because of the administrative burden and expense, the Servicer, the subsidiary of the Servicer, the Seller and the Owner Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Owner Trustee pursuant to the Trust Documents.

            In most states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's security interest on the certificates of title or the Servicer's possession of the certificate of title, will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust's security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Servicer's or Servicer's subsidiary's warranties under the Purchase Agreement and of the Seller's warranties under the Trust Documents and would create an obligation of the Servicer or the Servicer's subsidiary under the Purchase Agreement and of the Seller under the Trust Documents to purchase the related Receivable unless the breach is cured. The Seller will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

            Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

            Under the laws of most states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. The Servicer will represent to the Seller and the Seller will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

            In the event of a default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by the Servicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

            In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

            The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the Servicer through automobile auctions which are attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

            The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

            Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the vehicle or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former Obligor.

CONSUMER PROTECTION LAWS

            Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Trust's) ability to enforce consumer finance contracts such as the Receivables.

            The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

            Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle.

            Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

            In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

            The Servicer, the transferring subsidiary of the Servicer and the Seller will warrant under the Purchase Agreement and the Trust Documents, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Owner Trustee or the Indenture Trustee, as the case may be, determines such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents and would create an obligation of the Servicer and the Seller to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

            In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

            The Receivables prohibit the sale or transfer of the vehicle securing a Receivable without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Securities will be discussed in the related Prospectus Supplement. Such discussion will not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

                              ERISA CONSIDERATIONS

            Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

            In addition to the matters described in the related Prospectus Supplement, purchasers of Securities that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S.Ct. 517 (1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities.

            Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. The likely treatment of the Securities under ERISA and the Code will be discussed in the related Prospectus Supplement.

            Any Benefit Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any Securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    RATINGS

            As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

                              PLAN OF DISTRIBUTION

            This Prospectus may be used by Key Capital Markets, Inc. ("KCMI"), an affiliate of the Servicer, the Seller and KeyCorp, in connection with offers and sales related to market-making transactions in the Securities in which KCMI acts as principal. KCMI may also act as agent in such transactions. KCMI is a broker-dealer and a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. Transactions will be at prices related to the prevailing prices at the time of sale. KCMI is not a bank or thrift, is a subsidiary of KeyCorp and an entity separate from any of its affiliates, and is solely responsible for its contractual obligations and commitments.

                                 LEGAL OPINIONS

            Certain legal matters relating to the Certificates and, if applicable, the Notes will be passed upon for the Seller and the Servicer by Baker & McKenzie, and for the underwriters named in the related Prospectus Supplement by Dewey Ballantine, New York, New York.

                                 INDEX OF TERMS

            Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.

APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Certificate Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Certificate Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Dealer Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7, 23
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Independent Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Initial Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Insolvency Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 17
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Note Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Note Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9, 44

Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Required Deposit Rating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Servicer Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Servicer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Subsequent Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Subsequent Financed Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Supplemental Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Trust Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 31
Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN ANY CHANGE IN THE AFFAIRS OF THE SELLER SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT
Supplemental Prospectus Summary........  S-3
Risk Factors...........................  S-9
The Trust..............................  S-9
The Receivables........................ S-10
The Certificates....................... S-14
Ratings of the Securities.............. S-21
Certain Federal Income Tax
  Consequences......................... S-21
ERISA Considerations................... S-22
Plan of Distribution................... S-25
Legal Opinions......................... S-25

PROSPECTUS
Available Information..................    2
Reports to Securityholders.............    2
Incorporation of Certain Documents by
  Reference............................    2
Prospectus Summary.....................    4
Risk Factors...........................   10
The Trusts.............................   12
The Receivables........................   13
Yield and Prepayment Considerations....   15
Certificate and Note Factors and
  Trading Information..................   16
Use of Proceeds........................   16
The Seller.............................   16
The Servicer...........................   17
The Certificates.......................   22
The Notes..............................   23
Certain Information Regarding the
  Securities...........................   27
Description of the Purchase Agreements
  and the Trust Documents..............   30
Certain Legal Aspects of the
  Receivables..........................   38
Certain Federal Income Tax
  Consequences.........................   41
ERISA Considerations...................   41
Ratings................................   42
Plan of Distribution...................   42
Legal Opinions.........................   42
Index of Terms.........................   43

------------------------------------------------------

------------------------------------------------------

                             AFG Receivables Trust
                                     1996-C

                                 $53,407,961.49
                        6.45% Asset Backed Certificates,
                                    Class A

                                 $3,000,447.27
                        6.95% Asset Backed Certificates,
                                    Class B

                          AFG Receivables Corporation
                                     Seller

                            AutoFinance Group, Inc.
                                    Servicer

                             PROSPECTUS SUPPLEMENT
                             (LOGO) CS First Boston

                           Key Capital Markets, Inc.
------------------------------------------------------